EXHIBIT 10.4

                              APOLLO GROUP, INC.
                          SAVINGS AND INVESTMENT PLAN

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                               TABLE OF CONTENTS

                                                                        Page
PREAMBLE                                                                   1

ARTICLE ONE - EFFECTIVE DATE                                               1
1.1   EFFECTIVE DATE                                                       1

ARTICLE TWO - DEFINITIONS AND CONSTRUCTION                                 1
2.1.  DEFINITIONS                                                          1
2.2.  TOP HEAVY PLAN PROVISIONS                                           11
2.3.  HIGHLY COMPENSATED EMPLOYEE                                         13
2.4.  CONSTRUCTION                                                        16

ARTICLE THREE - ELIGIBILITY AND PARTICIPATION                             16
3.1.  ELIGIBILITY AND PARTICIPATION                                       16
3.2.  APPLICATION TO PARTICIPATE                                          17
3.3.  CREDITING OF SERVICE                                                17
3.4.  EFFECT OF REHIRING                                                  17
3.5.  AUTHORIZED LEAVES OF ABSENCE                                        18
3.6.  AFFILIATED EMPLOYERS                                                18
3.7.  TERMINATION OF PARTICIPATION                                        18
3.8.  TRANSFERS TO AND FROM AN ELIGIBLE CLASS OF EMPLOYEES                18
3.9.  LEASED EMPLOYEES                                                    19
3.10. WAIVER OF PARTICIPATION                                             19

ARTICLE FOUR - EMPLOYEE CONTRIBUTIONS                                     20
4.1.  PRE-TAX CONTRIBUTIONS                                               20
4.2.  PRE-TAX CONTRIBUTIONS--$7,000 LIMITATION                            20
4.3.  LIMITATION ON CONTRIBUTIONS OF HIGHLY COMPENSATED EMPLOYEES         21
4.4.  DESIGNATION AND CHANGE OF DESIGNATION OF PRE-TAX CONTRIBUTIONS      24
4.5.  SUSPENSION OF PRE-TAX CONTRIBUTIONS                                 24
4.6.  AFTER-TAX CONTRIBUTIONS                                             24
4.7.  ROLLOVER CONTRIBUTION                                               26

ARTICLE FIVE - EMPLOYER CONTRIBUTIONS                                     27
5.1.  EMPLOYER CONTRIBUTIONS                                              27
5.2.  CONDITIONAL NATURE OF CONTRIBUTIONS                                 28
5.3.  LIMITATION ON MATCHING CONTRIBUTIONS                                28

ARTICLE SIX - ACCOUNTING                                                  31
6.1.  SEPARATE ACCOUNTS                                                   31
6.2.  ALLOCATION OF CONTRIBUTIONS AND FORFEITURES                         31
6.3.  VALUATION AND ACCOUNT ADJUSTMENTS                                   32
6.4.  LIMITATIONS ON ANNUAL ADDITIONS                                     33

ARTICLE SEVEN - VESTING                                                   36
7.1.  FULL VESTING                                                        36
7.2.  AMENDMENTS TO VESTING SCHEDULE                                      37

ARTICLE EIGHT - DISTRIBUTION OF BENEFITS                                  37
8.1.  NORMAL, EARLY AND LATE RETIREMENT                                   37
8.2.  DISABILITY RETIREMENT                                               37
8.3.  DEATH                                                               38
8.4.  OTHER SEPARATIONS FROM EMPLOYMENT                                   39
8.5.  HARDSHIP DISTRIBUTIONS                                              39
8.6.  IN-SERVICE DISTRIBUTIONS                                            41
8.7.  TIME OF DISTRIBUTION OF BENEFITS                                    42

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8.8.  METHOD OF DISTRIBUTION                                              45
8.9.   DESIGNATION OF BENEFICIARY                                         47
8.10.  PAYMENTS TO DISABLED                                               48
8.11.  UNCLAIMED ACCOUNTS; NOTICE                                         48
8.12.  UNDERPAYMENT OR OVERPAYMENT OF BENEFITS                            49
8.13.  TRANSFERS FROM THE PLAN                                            49
8.14.  ELIGIBLE ROLLOVER DISTRIBUTIONS                                    50

ARTICLE NINE - INALIENABILITY OF BENEFITS                                 51
9.1.   NO ASSIGNMENT PERMITTED                                            51
9.2.   QUALIFIED DOMESTIC RELATIONS ORDERS                                51
9.3.   PROCESSING QUALIFIED DOMESTIC RELATIONS ORDERS                     52

ARTICLE TEN - ADMINISTRATION                                              53
10.1.  PLAN ADMINISTRATOR                                                 53
10.2.  ALLOCATION OF FIDUCIARY RESPONSIBILITY                             53
10.3.  POWERS OF THE PLAN ADMINISTRATOR                                   53
10.4.  CLAIMS                                                             54
10.5.  CREATION OF COMMITTEE                                              55
10.6.  CHAIRMAN AND SECRETARY                                             55
10.7.  APPOINTMENT OF AGENTS                                              55
10.8.  MAJORITY VOTE AND EXECUTION OF INSTRUMENTS                         56
10.9.  ALLOCATION OF RESPONSIBILITIES AMONG COMMITTEE MEMBERS             56
10.10. CONFLICT OF INTEREST                                               56
10.11. OTHER FIDUCIARY CAPACITIES                                         56

ARTICLE ELEVEN - SCOPE OF RESPONSIBILITY                                  56
11.1.  SCOPE OF RESPONSIBILITY                                            56
11.2.  BONDING                                                            58
11.3.  PROHIBITION AGAINST CERTAIN PERSONS HOLDING POSITIONS              58

ARTICLE TWELVE - AMENDMENT, MERGER AND TERMINATION                        58
12.1.  AMENDMENT                                                          58
12.2.  PLAN MERGER OR CONSOLIDATION                                       58
12.3.  MERGER OR CONSOLIDATION OF EMPLOYER                                59
12.4.  TERMINATION OF PLAN OR DISCONTINUANCE OF CONTRIBUTIONS             59
12.5.  LIMITATION OF EMPLOYER LIABILITY                                   60

ARTICLE THIRTEEN - LOANS                                                  60
13.1.  GENERAL RULE                                                       60
13.2.  SPOUSAL CONSENT REQUIRED                                           61
13.3.  AMOUNT OF LOAN; SECURITY                                           61
13.4.  TERMS OF LOAN                                                      62
13.5.  DEFAULT                                                            62

ARTICLE FOURTEEN - PARTICIPANT DIRECTED INDIVIDUAL ACCOUNTS               63
14.1.  PARTICIPANT DIRECTED INDIVIDUAL ACCOUNTS                           63
14.2.  EMPLOYEE SELECTED INVESTMENT FUNDS                                 63
14.3.  EXERCISE OF CONTROL                                                63
14.4.  ADJUSTMENT OF ACCOUNTS                                             66
14.5.  LIMITATION OF LIABILITY AND RESPONSIBILITY                         66
14.6.  FORMER PARTICIPANTS AND BENEFICIARIES                              66
14.7.  VOTING, TENDER OR SIMILAR RIGHTS                                   66

ARTICLE FIFTEEN - GENERAL PROVISIONS                                      66
15.1.  LIMITATION ON PARTICIPANTS' RIGHTS                                 66
15.2.  EXCLUSIVE BENEFIT                                                  67
15.3.  UNIFORM ADMINISTRATION                                             67

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15.4.  HEIRS AND SUCCESSORS                                               67
15.5.  ASSUMPTION OF QUALIFICATION                                        67
15.6.  EFFECT OF AMENDMENT                                                67
15.7.  INSURANCE PROHIBITED                                               67

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                                 PREAMBLE

Effective September 1, 1984, Apollo Group, Inc. (the "Employer") established the "Apollo Group, Inc. Savings and Investment Plan" (the "Plan"). By the execution of this document, the Employer hereby amends and restates the Plan in its entirety, effective as of the date set forth in Section 1.1.


                                 ARTICLE ONE

                                EFFECTIVE DATE

1.1. EFFECTIVE DATE.

     Except as otherwise specifically provided with respect to particular provisions of the Plan, the provisions of this Plan shall be effective as of January 1, 1995 (the "Effective Date").


                                  ARTICLE TWO

                         DEFINITIONS AND CONSTRUCTION

2.1.  DEFINITIONS.

      When a word or phrase shall appear in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be a term defined in this Section 2.1. The following words and phrases utilized in the Plan with the initial letter capitalized shall have the meanings set forth in this Section 2.1, unless a clearly different meaning is required by the context in which the word or phrase is used:

      (a) "ACT" - The Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

      (b) "AFFILIATE" - Any member of a "controlled group of corporations" (within the meaning of Section 414(b) of the Code as modified by Section 415(h) of the Code) that includes the Employer as a member of the group; any member of an "affiliated service group" (within the meaning of Section 414(m)(2) of the Code) that includes the Employer as a member of the group; any member of a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code as modified by Section 415(h) of the Code) that includes the Employer as a member of the group; and any other entity required to be aggregated with the Employer pursuant to regulations issued by the United States Treasury Department pursuant to Section 414(o) of the Code.

      (c) "AFTER-TAX CONTRIBUTIONS" - The amounts previously contributed to the Trust Fund by a Participant on an after-tax basis.

      (d) "AFTER-TAX CONTRIBUTIONS ACCOUNT" - A separate account established pursuant to Section 6.1 to which are credited the After-Tax Contributions previously made by a Participant.

      (e) "ANNUAL ADDITION" - The sum of the following amounts allocable for a Plan Year to a Participant under this Plan or under any defined contribution plan or defined benefit plan maintained by the Employer or any
Affiliate:

           (1) The Employer contributions allocable for a Plan Year to the accounts of the Participant, including any amount allocable from a suspense account maintained pursuant to such plan on account of a prior Plan Year;
amounts deemed to be Employer contributions pursuant to a   cash-or-deferred
arrangement qualified under Section 401(k) of the Code   (including the
Pre-Tax Contributions allocable to a Participant pursuant   to this Plan);
and amounts allocated to a medical account which must be   treated as annual
additions pursuant to Section 415(l)(1) or Section   419A(d)(2) of the Code;

           (2) All nondeductible Employee contributions allocable during a Plan Year to the accounts of the Participant; and

           (3) Forfeitures allocable for a Plan Year to the accounts of the Participant.

Any rollover contributions or transfers from other qualified plans, restorations of forfeitures, or other items similarly enumerated in Treasury Regulation Section 1.415-6(b)(3) shall not be considered in calculating a Participant's Annual Additions for any Plan Year.

      (f) "AUTHORIZED LEAVE OF ABSENCE" - A leave of absence granted by the Employer in writing in accordance with the Employer's uniformly applied rules regarding leaves of absence or a leave of absence for service as a member of the armed forces of the United States, provided that the Employee left the Employer directly to enter the armed services and returns to the employ of the Employer within the period during which his employment rights are protected by law.

      (g) "BENEFICIARY" - The person or persons designated to receive benefits under this Plan in the event of death of the participant.

      (h) "BENEFIT COMMENCEMENT DATE" - The first day on which all events (including the passing of the day on which benefit payments are scheduled to commence) have occurred which entitle the Participant to receive his first benefit payment from the Plan.

      (i) "BOARD" - The Board of Directors of the Employer.

      (j) "BREAK IN SERVICE" - A twelve (12) consecutive month period during which an Employee does not complete more than five hundred (500) Hours of Service. The applicable twelve (12) consecutive month period shall be the same twelve (12) consecutive month period that is used for purposes of calculating the Participant's Years of Service.

      (k) "CODE" - The Internal Revenue Code of 1986, as amended.

      (l) "COMPENSATION" - All wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:

          (1) Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

          (2)  Amounts realized from the exercise of a non-qualified   stock
option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

          (3) Amounts realized from the sale, exchange or other disposition of stock acquired under a stock option; and

          (4) Other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Internal Revenue Code (whether or not the amounts are actually excludible from the gross income of the Employee).

For purposes of this paragraph, Compensation for a Plan Year is the Compensation actually paid or includible in gross income during such year. Notwithstanding the foregoing, compensation of each Employee taken into account under the Plan shall not exceed the "OBRA '93 annual compensation limit". The "OBRA '93 annual compensation limit" is One Hundred Fifty Thousand Dollars ($150,000.00) as adjusted by the Commissioner for increases in the cost-of-living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12). For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision. If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year compensation limit is One Hundred Fifty Thousand Dollars($150,000.00). Notwithstanding the foregoing, for purposes of applying the foregoing limitation to an Employee who is a "5-percent owner" as defined in Section 414(q)(3) of the Code, or a Highly Compensated Employee who is among the ten (10) most highly compensated employees during the Plan Year, Compensation paid to any member of the family of that Employee shall be deemed to have been paid directly to the Employee. For purposes of this Section, the term "family" shall mean the Employee's spouse and any lineal descendants of the Employee who have not attained the age of nineteen (19) years prior to the end of the Plan Year. If the foregoing limitation (as adjusted for cost-of-living increases) is exceeded as a result of the application of the foregoing rules, the Compensation of the Employee and any affected family members taken into account for purposes of this Plan shall be reduced by each individual's proportionate share of Compensation in excess of such limitation. Each individual's proportionate share of such excess amount shall be an amount which bears the same ratio to the excess amount as the individual's Compensation (determined without regard to the limitation (as adjusted for cost-of-living increases)) bears to the aggregated Compensation of the Employee and any affected family members (determined without regard to the foregoing limitation (as adjusted for cost-of-living increases)). If an Employee receives any payments from an Affiliate which would be treated as Compensation if paid by the Employer, such amounts shall be included in calculating the Employee's Compensation for purposes of Section 415 of the Code and the corresponding provisions of this Plan. Any amounts paid to an Employee by an Affiliate shall be disregarded for all other purposes under this Plan unless the Affiliate making the payment has elected to provide benefits to its employees pursuant to this Plan.

      (m) "DISABILITY" - The inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The permanence and degree of such impairment shall be supported by medical evidence.

      (n) "DISCRETIONARY CONTRIBUTIONS" - The amounts contributed to the Trust Fund by the Employer pursuant to Section 5.1(b).

      (o) "DISCRETIONARY CONTRIBUTIONS ACCOUNT" - The account established pursuant to Section 6.1 to which Discretionary Contributions are credited.

      (p) "EARNINGS" - All salary, hourly wages, bonuses, incentive payments, commissions, pay in lieu of vacation, overtime and all other amounts subject to tax under Section 3401(a) of the Code paid by the Employer to the Employee during a Plan Year, but excluding insurance premium payments, moving and relocation reimbursements and all other deferred or fringe benefits (including contributions or benefits under any employee benefit plan of the Employer). Notwithstanding any other provision of the Plan to the contrary, the annual Earnings of each Employee taken into account under the Plan shall not exceed the "OBRA '93 annual compensation limit". The "OBRA '93 annual compensation limit" is One Hundred Fifty Thousand Dollars ($150,000.00) as adjusted by the Commissioner for increases in the cost-of-living in accordance with Section 401(a)(17)(B) of the Code.
The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Earnings is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12). For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision. If Earnings for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Earnings for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is One Hundred Fifty Thousand Dollars ($150,000.00). Notwithstanding the foregoing, for purposes of applying the foregoing limitation to an Employee who is a "5-percent owner" as defined in
Section 414(q)(3) of the Code, or a Highly Compensated Employee who is among the ten (10) most highly compensated employees during the Plan Year, Earnings paid to any member of the family of that Employee shall be deemed to have been paid directly to the Employee. For purposes of this Section, the term "family" shall mean the Employee's spouse and any lineal descendants of the Employee who have not attained the age of nineteen (19) years prior to the end of the Plan Year. If the foregoing limitation (as adjusted for cost-of-living (increases) is exceeded as a result of the application of the foregoing rules, the Earnings of the Employee and any affected family members taken into account for purposes of this Plan shall be reduced by each individual's proportionate share of Earnings in excess of such limitation. Each individual's proportionate share of such excess amount shall be an amount which bears the same ratio to the excess amount as the individual's Earnings (determined without regard to the limitation (as adjusted for cost-of-living increases)) bears to the aggregated Earnings of the Employee and any affected family members (determined without regard to the foregoing limitation (as adjusted for cost-of-living increases)). The term "Earnings" shall also include amounts attributable to the performance of services for the Employer or an Affiliate which are not includible in the Participant's gross taxable income by reason of Sections 125, 402(e)(3), 402(h), and 403(b) of the Code.

      (q) "EFFECTIVE DATE" - January 1, 1995, except as otherwise specifically provided with respect to particular provisions of this Plan.

      (r) "EMPLOYEE" - Each person receiving remuneration, or who is entitled to remuneration, for services rendered to the Employer in the legal relationship of employer and employee and not in the relationship of a private contractor (or who would be receiving or be entitled to remuneration were such person not on an Authorized Leave of Absence).

      (s) "EMPLOYER" - Apollo Group, Inc., and each successor in interest to the Employer resulting from merger, consolidation, or transfer of substantially all of its assets that elects to continue this Plan.

      (t) "EMPLOYER CONTRIBUTIONS" - The amount of Matching Contributions and Discretionary Contributions contributed to the Trust Fund by the Employer for the benefit of Participants in accordance with Section 5.1.

      (u) "EMPLOYER CONTRIBUTIONS ACCOUNT" - The Matching Contributions Account and/or Discretionary Contributions Account established pursuant to
Section 6.1.

      (v) "HIGHLY COMPENSATED EMPLOYEE" - Each individual who is treated as a "Highly Compensated Employee" pursuant to Section 2.3 of this Plan and
Section 414(q) of the Code.

      (w) "HOUR OF SERVICE" -

          (1) An hour for which an Employee is directly or indirectly compensated, or is entitled to compensation, by the Employer or an Affiliate for the performance of duties. Such Hours of Service shall be credited to the respective computation period in which the duties were performed.

          (2) An hour for which an Employee is directly or indirectly compensated, or is entitled to compensation, by the Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than five hundred one (501) Hours of Service shall be credited under this paragraph (2) for any single continuous period (whether or not such period occurs in a single service computation period). Hours of Service under this paragraph (2) shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor regulations governing the computation of Hours of Service, which are incorporated herein by this reference.

          (3) An hour for which back pay (irrespective of mitigation of damages) is either awarded or agreed to by the Employer or an Affiliate. The same Hours of Service shall not be credited both under paragraph (1) or paragraph (2) above, as the case may be, and under this paragraph (3). Hours of Service attributable to back pay credits will be credited to the respective service computation period or periods to which the back pay pertains, rather than to the service computation period or periods in which the award, agreement, or payment is made.

          (4) Employees shall also be credited with any additional Hours of Service required to be credited pursuant to any Federal law other than the Act or the Code.

          (5) Solely for purposes of determining whether an Employee has incurred a Break in Service, an Employee shall be credited with Hours of Service in accordance with the provisions of this paragraph (5) for periods of absence (with or without pay) by reason of the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by the Employee, or for purposes of caring for a child of the Employee for a period beginning immediately following the child's birth or placement. An Employee who is on an Authorized Leave of Absence for any of the foregoing reasons shall receive
credit for the Hours of   Service which the Employee would normally have been
credited with but for such absence. If the Plan Administrator and the Employer are unable to determine the Hours which would have otherwise been credited to the Employee, the Employee shall receive credit for eight (8) Hours of Service for each day of such absence. The maximum number of Hours of Service credited to an Employee pursuant to this paragraph for any one absence or any series of related absences shall not exceed five hundred one
(501). The hours credited pursuant to this paragraph will be treated as Hours of Service for the service computation period during which the absence begins if the Employee would be prevented from incurring a Break in Service during such twelve (12) consecutive month period solely because of the Hours of Service credited pursuant to this paragraph. In all other cases, the Hours of Service shall be credited to the Employee for the service computation period which begins immediately following the day on which the absence commences. This paragraph (5) shall not be construed as entitling any Employee to an Authorized Leave of Absence for any of the reasons enumerated above. An Employee's entitlement to an Authorized Leave of Absence will be determined in accordance with the standard policies of the Employer. No credit will be given pursuant to this paragraph (5) unless the Employee furnishes to the Plan Administrator such timely information as the Plan Administrator may reasonably require to establish the number of days for which there was such an absence and that the absence was for one of the reasons enumerated above.

      (X) "INVESTMENT FUND" - The investment funds, if any, established pursuant to Section 14.2.

      (Y) "KEY EMPLOYEE" - An Employee or former Employee who, at any time during the Plan Year in which the "determination date" (as defined in Section 2.2) falls or any of the four (4) preceding Plan Years, is or was:

           (1) An officer of the Employer or an Affiliate whose Compensation from the Employer and the Affiliate exceeds fifty percent (50%) of the applicable dollar limitation of Section 415(b)(1)(A) of the Code (as such sum shall be adjusted for each Plan Year commencing on or after January 1, 1988, to take into account any cost-of-living increase adjustment for that Plan Year pursuant to the applicable lawful regulations or rulings of the United States Treasury Department under Section 415 of the Code).
No more than the greater of three (3) Employees or ten percent (10%) of the aggregate number of employees of the Employer and its Affiliates shall be considered as officers for purposes of this paragraph. The number of officers considered to be Key Employees shall be further limited in accordance with Section 416 of the Code. In addition, whether a particular Employee is an "officer" for purposes of this paragraph (1) shall be determined in accordance with Section 416 of the Code and regulations issued thereunder.

           (2)  An Employee (i) whose ownership interest in the Employer   or
any Affiliate is or was among the ten (10) largest ownership interests of persons who are employed by the Employer or an Affiliate, and (ii) whose Compensation from the Employer and any Affiliates exceeds the applicable dollar limitation of Section 415(c)(1)(A) of the Code for the calendar year in which the Plan Year ends (as such sum shall be adjusted for each Plan Year commencing on or after January 1, 1988, to take into account any cost-of-living increase adjustment for that Plan Year pursuant to the applicable lawful regulations or rulings of the United States Treasury Department under Section 415 and Section 416(i)(1) of the Code). For purposes of this paragraph (2), if two (2) Employees have equal ownership interests, the Employee receiving the highest Compensation shall be treated as owning the larger interest.

           (3) An Employee owning more than five percent (5%) of the issued and outstanding shares of stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer.

           (4) An Employee owning more than one percent (1%) of the issued and outstanding shares of stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer and whose Compensation from the Employer and any Affiliate is more than One Hundred Fifty Thousand Dollars ($150,000.00).

Ownership shall be determined under Section 318 of the Code, as modified by Sections 416(i)(1)(B)(iii) and 416(i)(1)(C) of the Code. In addition, for any Plan Year the term Key Employee shall include the spouse or Beneficiary of any deceased individual who would have been considered a Key Employee if he had terminated his employment on the date of his death.

      (z) "MATCHING CONTRIBUTIONS" - The amounts contributed to the Trust Fund by the Employer pursuant to Section 5.1 in order to match a portion of the Pre-Tax Contributions of the Participants.

      (aa) "MATCHING CONTRIBUTIONS ACCOUNT" - The account established pursuant to Section 6.1 to which the Matching Contributions of the Employer are credited.

      (bb) "NORMAL RETIREMENT AGE" or "NORMAL RETIREMENT DATE" -

           (i) Normal Retirement Age - The date on which a Participant attains the age of sixty-five (65) years.

           (ii) Normal Retirement Date - The first day of the month following the month in which the Participant attains his Normal Retirement Age.

      (cc) "PARTICIPANT" - An Employee who has satisfied the eligibility requirements specified in Section 3.1, who has elected to participate pursuant to Section 3.2 and whose participation in the Plan has not been terminated. An Employee who is otherwise eligible to participate who does not elect to make any Pre-Tax Contributions will be treated as a Participant for purposes of the application of the actual deferral percentage tests of Sections 4.4 and 5.3 and for purposes of the allocation of Discretionary Contributions. If so indicated by the context, the term Participant shall also include former Participants whose active participation in the Plan has terminated but who have not received all amounts to which they are entitled pursuant to the terms and provisions of this Plan. Whether former Participants are allowed to exercise an option or election extended to "Participants" will be determined by the Plan Administrator in the exercise of its discretion, but in making such determinations the Plan Administrator shall act in a uniform, nondiscriminatory manner.

      (dd) "PLAN" - The Apollo Group, Inc. Savings and Investment Plan, as set forth in this instrument, and as it may hereafter be amended.

      (ee) "PLAN ADMINISTRATOR" - The individual, entity or committee appointed to act as such pursuant to Section 10.1.

      (ff) "PLAN ENTRY DATE" - The first day of each calendar quarter within each Plan Year.

      (gg) "PLAN YEAR" - A twelve (12) month period, commencing on each January 1 and ending on each following December 31. For purposes of Section 415 of the Code, the Plan Year shall be the "limitation year."

      (hh) "PRE-TAX CONTRIBUTIONS" - The amount of Pre-Tax Contributions directed by each Participant.

      (ii) "PRE-TAX CONTRIBUTIONS ACCOUNT" - An account established pursuant to Section 6.1 to which is credited the Pre-Tax Contributions directed by a Participant and any net gains and losses on such contributions.

      (jj) "QUALIFIED DOMESTIC RELATIONS ORDER" - A domestic relations order meeting the requirements specified in Section 9.2.

      (kk) "ROLLOVER CONTRIBUTION ACCOUNT" - A separate account established pursuant to Section 6.1 to which are credited the Rollover Contributions of an Employee.

      (ll) "ROLLOVER CONTRIBUTION" - The amounts transferred to the Trust Fund by Employees in accordance with Section 4.7.

      (mm)  "SUPER TOP HEAVY PLAN" - A Super Top Heavy Plan, as defined in
Section 2.2.

      (nn)  "TOP HEAVY PLAN" - A "Top Heavy Plan," as defined in Section 2.2.

      (oo) "TRUST AGREEMENT" - The agreement entered into between the Employer and the Trustee.

      (pp) "TRUST FUND" - The fund established by the Employer pursuant to the terms of the Trust Agreement to provide for the investment of contributions made pursuant to this Plan. The Trust Fund will be held, administered and distributed for the exclusive benefit of the Participants and their Beneficiaries.

      (qq) "TRUSTEE" - The individual, individuals or entity selected by the Employer to act as such. The Trustee shall acknowledge acceptance of its appointment by the execution of the Trust Agreement or, in the case of a successor Trustee, by the execution of an appropriate written instrument. If the Employer appoints two or more individuals or entities to act jointly as the Trustee, the term "Trustee" shall refer collectively to all of said individuals or entities.

      (rr) "VALUATION DATE" - The date for valuing the assets of the Trust Fund, which shall be the last business day of the Plan Year and such other dates as the Plan Administrator may designate.

      (ss) "YEAR OF SERVICE" - A twelve (12) consecutive month period during which an Employee completes at least one thousand (1,000) Hours of Service for the Employer, regardless of whether the Employee is employed on the last day of said twelve (12) consecutive month period. In calculating Years of Service and Breaks in Service for purposes of determining an Employee's eligibility to participate in the Plan, the initial twelve (12) consecutive month period shall commence on the date the Employee first performs an Hour of Service for the Employer, and the second and subsequent twelve (12) month periods shall commence on the anniversaries of such date. If an individual's prior service is disregarded pursuant to the rules set forth in Section 3.4 and the individual is later reemployed, or if an individual terminates employment with the Employer prior to completing one thousand (1,000) Hours of Service in any of such twelve (12) consecutive month periods and returns to the Employer after the close of the twelve (12) consecutive month period during which his employment was terminated, in the future the relevant twelve
(12) consecutive month periods shall commence on the date the individual first performs an Hour of Service for the Employer following his reemployment and the anniversaries thereof.

2.2.  TOP HEAVY PLAN PROVISIONS.

      The provisions of this Section 2.2 shall be observed in determining the Plan's status as a Top Heavy Plan or a Super Top Heavy Plan:

      (a) GENERAL RULES. The Plan will be a Top Heavy Plan for a Plan Year if, on the last day of the prior Plan Year (hereinafter referred to as the "determination date"), more than sixty percent (60%) of the cumulative balances credited to all accounts of all Participants are credited to or allocable to the accounts of Key Employees. The Plan will be a Super Top Heavy Plan if, on the determination date, more than ninety percent (90%) of the cumulative balances credited to the accounts of all Participants are credited or allocable to the accounts of Key Employees. For purposes of making these determinations, the following rules will apply:

           (1) The balance credited to or allocable to a Participant's accounts for purposes of this Section 2.2 shall include contributions made on or before the applicable determination date, together with withdrawals and distributions made during the five (5) year period ending on the determination date.

           (2) The accounts of any Participant who was formerly (but no longer is) a Key Employee shall be disregarded. In addition, the accounts of any Participant who has not performed any services for the Employer or an Affiliate during the five (5) year period ending on the determination date shall be disregarded.

           (3) Rollover Contributions made pursuant to Section 4.8 subsequent to December 31, 1983, which contributions are both initiated by the Employee and are not derived from a plan maintained by the Employer or any Affiliate, shall be disregarded unless otherwise provided in lawful regulations issued by the United States Treasury Department. Other amounts rolled over to or from this Plan to or from another qualified plan will be considered in calculating the Plan's status as a Top Heavy Plan or Super Top Heavy Plan if and to the extent required by said regulations.

      (b)  AGGREGATION OF PLANS.  Notwithstanding anything in this Section
2.2 to the contrary, in the event that the Plan shall be determined by the Plan Administrator (in its sole and absolute discretion, but pursuant to the provisions of Section 416 of the Code) to be a constituent in an "aggregation group", this Plan shall be considered a Top Heavy Plan or a Super Top Heavy Plan only if the "aggregation group" is a "top heavy group" or a "super top heavy group". For purposes of this Section 2.2, an "aggregation group" shall include the following:

           (1) Each plan intended to qualify under Section 401(a) of the Code sponsored by the Employer or an Affiliate in which one (1) or more Key Employees participate;

           (2) Each other plan of the Employer or an Affiliate that is considered in conjunction with a plan referred to in clause (1) in determining whether or not the nondiscrimination and coverage requirements of
Section 401(a)(4) or Section 410 of the Code are met; and

           (3) If the Plan Administrator, in the exercise of its discretion, so chooses, any other such plan of the Employer or an Affiliate which, if considered as a unit with the plans referred to in clauses (1) and (2), satisfies the requirements of Code Section 401(a) and Code Section 410.

A "top heavy group" for purposes of this Section 2.2 is an "aggregation group" in which the sum of the present value of the cumulative accrued benefits for Key Employees under all "defined benefit plans" (as defined in Section 414(j) of the Code) included in such group plus the aggregate of the amounts credited to accounts of Key Employees under all "defined contribution plans" (as defined in Section 414(i) of the Code) included in such group exceeds sixty percent (60%) of the total of such similar sum determined for all employees and beneficiaries covered by all such plans (where such present values and account balances are those present values applicable to those determination dates of each plan which fall in the same calendar year). A "super top heavy" group is an "aggregation group" for which the sum so determined for Key Employees exceeds ninety percent (90%) of the sum so determined for all employees and beneficiaries. The Plan Administrator will calculate the present value of the cumulative annual benefits under a defined benefit plan in accordance with the rules set forth in the defined benefit plan. All determinations will be made in accordance with applicable regulations under Section 416 of the Code.

2.3.  HIGHLY COMPENSATED EMPLOYEE.

      (a) GENERAL. The term "Highly Compensated Employee" shall include all "highly compensated active employees" and all "highly compensated former employees."

      (b) HIGHLY COMPENSATED ACTIVE EMPLOYEES. For purposes of this Section 2.3, a "highly compensated active employee" is an Employee who performs services for the Employer or its Affiliates during the current Plan Year (the "determination year") and who:

           (1) During the determination year, or during the preceding Plan Year, is or was a "five percent owner" as described in Section 416(i)(l) of the Code and applicable regulations thereunder; or

           (2) Either (i) satisfies one or more of the requirements in (A) through (C) below for both the current and preceding Plan Year, or (ii) satisfies one or more of such requirements for the determination year and is one of the one hundred (100) most highly compensated Employees of the Employer and its Affiliates during the determination year. An Employee meets the requirements below if the Employee:

                (A) Receives Compensation in excess of Seventy-Five Thousand Dollars ($75,000.00) from the Employer or one or more of its Affiliates; or

                (B)  Is a corporate officer (within the meaning of Code
Section 414(q)(5)) of the Employer or an Affiliate whose level of Compensation exceeds fifty percent (50%) of the applicable dollar limitation under Section 415(b)(1)(A) of the Code (for purposes of this rule, no more than fifty (50) employees (or if lesser, the greater of three (3) employees or ten percent (10%) of the employees) shall be treated as officers; provided, however, that if for any Plan Year no officer of the Employer or an Affiliate satisfies the compensation limitation, then highest paid officer of the Employer or an Affiliate shall be treated as if he satisfied the compensation limitation); or

                (C) Receives Compensation from the Employer or its Affiliates in excess of Fifty Thousand Dollars ($50,000.00) and is ranked within the highest-paid twenty percent (20%) of Employees of the Employer and Affiliates, ranked in terms of Compensation (the "top paid group").

      (c) HIGHLY COMPENSATED FORMER EMPLOYEES. For purposes of this Section 2.3, the term "highly compensated former employee" shall mean any individual formerly employed by the Employer or its Affiliates who satisfied the definition of "highly compensated active employee" set forth in paragraph (b) above, (i) at the time he separated from employment or (ii) at any time after he attained fifty-five (55) years of age. No highly compensated former employee shall be considered a member of (i) the 100 most highly compensated Employees of the Employer, (ii) the group of includible officers or (iii) the top-paid group (as defined in paragraph (b) above). If, at any time prior to the termination of employment and prior to attaining fifty-five (55) years of age, a highly compensated active employee receives Compensation which is less than fifty percent (50%) of the Employee's annual average compensation for the three (3) consecutive years preceding the determination year, and if, under all the facts and circumstances, such Employee's future services for and Compensation from the Employer will not rise above that amount, then such Employee shall be deemed to be a highly compensated former employee upon his actual separation from employment with the Employer.

      (d) FAMILY MEMBERS. For purposes of this Section 2.3, the compensation of a "5-percent owner" or of an Employee who is among the ten
(10) most highly paid Employees of the Employer or its Affiliates (determined without regard to the provisions of this paragraph) shall include Compensation paid by the Employer or its Affiliates to the members of the "family" of such 5-percent owner or of such Employee. For this purpose, the term family shall mean the 5-percent owner's or Employee's spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants. For this purpose, such family members shall not be treated as separate Employees of the Employer and its Affiliates. The Compensation of such family members shall include all amounts actually paid by the Employer to such family members for services performed and shall include all elective contributions made by or on behalf of such persons to any of the following plans maintained by the Employer:

           (1)  A cash or deferred arrangement pursuant to Code Section
402(e)(3);

           (2) A simplified employee pension plan pursuant to Code Section 402(h)(1)(B);

           (3)  A cafeteria plan within the meaning of Code Section 125; or

           (4) A tax-sheltered annuity as defined in Code Section 403 where contributions are made pursuant to a salary reduction agreement.

      (e) EXCLUDED INDIVIDUALS. Anything in the foregoing to the contrary notwithstanding, for purposes of determining which Employees shall be included in the top-paid group, the following shall be excluded from the definition of Employee:

           (1) Employees who have not completed six (6) months of service during the current and prior calendar years;

           (2) Employees who work for the Employer less than seventeen and one-half (17-1/2) hours per week during fifty percent (50%) or more of the weeks worked by such Employees;

           (3) Employees who normally work for the Employer during not more than six (6) months in any year;

           (4)  Employees who have not attained twenty-one (21) years of age;

           (5) Employees who are nonresident aliens and who have not earned U.S. source income from the Employer; and

           (6) Employees covered under the terms of a "collective bargaining agreement" (within the meaning of Code Section 7701(a)(46) and the regulations hereunder) if (i) ninety percent (90%) of the Employees of the Employer are covered by one or more such agreements, and (ii) the Plan covers only Employees who are not so covered.

      (f) COST-OF-LIVING ADJUSTMENTS. The dollar limitations of sub-paragraphs (b)(2)(A) and (C) above shall be adjusted each year to take into account any cost of living increase adjustment allowable pursuant to applicable rulings or regulations of the United States Treasury Department under Code Section 415(d).

2.4.  CONSTRUCTION.

      The masculine gender, where appearing in the Plan, shall include the feminine gender (and vice versa), and the singular shall include the plural, unless the context clearly indicates to the contrary. The term "delivered to the Plan Administrator," as used in the Plan, shall include delivery to a person or persons designated by the Plan Administrator for the disbursement and receipt of administrative forms. Headings and subheadings are for the purpose of reference only and are not to be considered in the construction of this Plan. If any provision of this Plan is determined to be for any reason invalid or unenforceable, the remaining provisions shall continue in full force and effect. All of the provisions of this Plan shall be construed and enforced according to the laws of the State of Arizona and shall be administered according to the laws of such state, except as otherwise required by the Act, the Code or other Federal law. It is the intention of the Employer that the Plan as adopted by the Employer shall constitute a qualified plan under the provisions of Section 401(a) of the Code and that the Trust Fund maintained pursuant to the Trust Agreement shall be exempt from taxation pursuant to Section 501(a) of the Code. It is also the Employer's intention that this Plan qualify as an accident and health plan pursuant to Section 105(c) of the Code and that any benefits paid to any Participant due to the Participant's Disability be eligible for the favorable income tax treatment afforded by Section 105(c) of the Code. This Plan shall be construed in a manner consistent with the Employer's intentions.


                                 ARTICLE THREE

                         ELIGIBILITY AND PARTICIPATION

3.1.  ELIGIBILITY AND PARTICIPATION.

      Each Employee who was a Participant in the Plan immediately prior to the Effective Date of this amendment and restatement of the Plan shall continue as such, subject to the provisions hereof. Each other Employee shall become a Participant on the first Plan Entry Date coincident with or next following the later of the day on which he completes one (1) Year of Service, unless he shall leave employment with the Employer prior to such date. If an Employee is included within a unit of employees covered by a collective bargaining agreement for which retirement benefits were the subject of good faith bargaining, he shall not be eligible to participate in this Plan, unless the collective bargaining agreement specifically provides to the contrary. Additionally, any Employee who is hired by the Employer solely in the capacity as a faculty member shall not be eligible to participate in the Plan.

3.2.  APPLICATION TO PARTICIPATE.

      Each Employee who is eligible to become a Participant may become a Participant by completing and signing an enrollment form provided by the Plan Administrator and delivering the form to the Plan Administrator. The Employee shall designate on the form the amount of his Pre-Tax Contributions, if any, and shall authorize the reduction of his Earnings in an amount equal to his directed Pre-Tax Contributions. An Employee need not elect to make any contributions in order to share in the allocation of Discretionary Contributions. All forms to be delivered to the Plan Administrator pursuant to this Section 3.2 must be received by the Plan Administrator within such reasonable and uniformly-applied time periods as the Plan Administrator may prescribe for the receipt of forms as a condition of giving effect to or implementing such instructions. If a written instruction cannot be given effect or implemented for a particular period, it shall be effective for the next succeeding period.

3.3.  CREDITING OF SERVICE.

      All Years of Service shall be taken into account under this Plan. Service performed prior to a Break in Service, however, may be disregarded pursuant to Section 3.4.

3.4.  EFFECT OF REHIRING.

      (a) DISREGARDING SERVICE PRIOR TO A BREAK IN SERVICE. The Years of Service performed by a non-vested Employee prior to a Break in Service will be disregarded and the former Employee will be treated as a new Employee for purposes of this Plan upon reemployment if the number of the Employee's consecutive one (1) year Breaks in Service is equal to or more than the greater of (1) five (5) or (2) the aggregate number of Years of Service credited to the Employee prior to the Break. In determining an Employee's aggregate number of Years of Service before the Break in Service, Years of Service disregarded in accordance with this Section as the result of a prior Break in Service shall not be considered.

     (b) REINSTATEMENT OF SERVICE. Except as otherwise provided in the preceding paragraph or in this paragraph, if an Employee separates from employment with the Employer and is later rehired, he shall remain credited with all Years of Service credited to him during his prior period of employment. If a rehired Employee (other than a non-vested Employee whose service is disregarded pursuant to the preceding paragraph) was a Participant or had satisfied the eligibility requirements of Section 3.1 during his prior period of employment and following his return he is otherwise eligible to participate in the Plan, the Employee shall commence participation in the Plan upon the later of his date of rehire or the date on which he would have commenced participation if his employment had not terminated. If a rehired Employee was not a Participant or had not satisfied the eligibility requirements of Section 3.1 during his prior period of employment and, following his return he is otherwise eligible to participate in the Plan, the Employee shall commence participation in the Plan as of the date he satisfies the eligibility requirements of Section 3.1 upon his recommencement of employment.

3.5.  AUTHORIZED LEAVES OF ABSENCE.

      An Authorized Leave of Absence granted by the Employer for which an Employee is not compensated shall be disregarded in determining whether the Employee has satisfied the eligibility requirements specified in Section 3.1, and the Employee shall not be credited with Hours of Service for any purpose for such period unless such credit is required to be given by law. An Employee shall not be charged with a Break in Service, however, during an Authorized Leave of Absence if the Employee's failure to complete more than five hundred (500) Hours of Service is attributable to the Authorized Leave of Absence, and a Participant's participation in the Plan shall not be terminated while the Participant is on an Authorized Leave of Absence.

3.6.  AFFILIATED EMPLOYERS.

      For the purpose of computing an Employee's Years of Service, employees of Affiliates of the Employer shall be given credit for their Hours of Service with such Affiliates in the event that they become Employees of the Employer as though during such periods they were Employees. Persons employed by a business organization that is acquired by the Employer or by an Affiliate of the Employer shall be credited with service for their Hours of Service with such predecessor employer hereunder in the event that they become Employees of the Employer only to the extent required under lawful regulations of the United States Treasury Department under Section 414(a)(2) of the Code.

3.7.  TERMINATION OF PARTICIPATION.

      A Participant's participation in the Plan, but not his right, if any, to payment of benefits, shall be terminated upon the Participant's separation from employment with the Employer or upon his transfer from an eligible class of Employees as provided in Section 3.8. A Participant's participation in the Plan shall not be terminated while he is on an Authorized Leave of Absence.

3.8.  TRANSFERS TO AND FROM AN ELIGIBLE CLASS OF EMPLOYEES.

      (a) TRANSFERS OUT OF PLAN. A Participant will automatically become ineligible to participate in the Plan as of the effective date of a change in his employment classification if as a result of the change he is no longer eligible to participate in the Plan. All sums credited to the former Participant's accounts will continue to be held pursuant to the terms of this Plan and will be distributed to the former Participant only upon his subsequent termination of employment or the occurrence of some event permitting a distribution pursuant to the provisions of this Plan.

       (b) TRANSFERS TO PLAN. If an Employee of the Employer is not eligible to participate in the Plan due to his employment classification, he shall participate immediately upon becoming a member of an eligible class of Employees if he has satisfied the other requirements set forth in Section 3.1 and would have become a Participant previously had he been in an eligible class.

       (c) SERVICE CREDIT. In any event, an Employee's service in an ineligible employment classification shall be considered in calculating the Employee's Years of Service for purposes of this Plan.

       (d) TRANSFERS TO AFFILIATES. If a Participant ceases to participate in the Plan as a result of his transfer to an Affiliate that has not adopted this Plan, amounts credited to his accounts as of the date of his transfer shall not be forfeited or distributed. Rather, such amounts shall be payable in accordance with the terms of this Plan upon his subsequent termination of employment with all Affiliates and the Employer or upon the occurrence of some other event permitting a distribution pursuant to the provisions of this Plan.

3.9.  LEASED EMPLOYEES.

      A "leased employee" (within the meaning of Section 414(n)(2) of the Code) shall be treated as an Employee of the Employer for purposes of the pension requirements of Section 414(n)(3) of the Code, unless leased employees constitute less than twenty percent (20%) of the Employer's non-highly compensated work force (within the meaning of Section 414(n)(5)(C)(ii) of the Code) and the leased employee is covered by a "safe harbor plan" that satisfies the requirements of Section 414(n)(5)(B) of the Code. In any event, a leased employee who is deemed to be an Employee of the Employer pursuant to the preceding sentence shall be treated as if he is employed in an employment classification that has not been designated for participation in the Plan.

3.10.  WAIVER OF PARTICIPATION.

       Any Highly Compensated Employee shall have the right at the time that Employee first becomes an Employee or first becomes eligible to participate to irrevocably waive participation in the Plan, except that no married Employee may waive participation without the written irrevocable consent of his spouse. Any waiver under this Section 3.10 shall be made in writing and shall be deemed effective when received by the Plan Administrator. For purposes of the preceding sentence, an Employee's failure to direct Pre-Tax Contributions shall not be deemed to be a waiver of participation in the Plan.


                                 ARTICLE FOUR

                            EMPLOYEE CONTRIBUTIONS

4.1.  PRE-TAX CONTRIBUTIONS.

      (a) ELECTION. Each Participant may direct the Employer to make Pre-Tax Contributions to the Trust Fund on the Participant's behalf during each Plan Year while he is a Participant. The amount payable to the Participant as his current salary or wages shall then be reduced by an amount equal to the Pre-Tax Contributions directed by the Participant. Pre-Tax Contributions shall either be directed in a specified dollar amount per payroll period or in whole percentage increments of Earnings, from one percent (1%) to fifteen percent (15%) of Earnings, as the Participant shall elect on a form provided by and delivered to the Plan Administrator.

       (b) TRANSFER TO TRUSTEE. All Pre-Tax Contributions shall be forwarded to the Trustee as soon as practicable following the end of the calendar month for which the contribution is made, and in any event such contributions shall be transferred to the Trustee within ninety (90) days following the end of the payroll period for which they were made.

       (c) LIMITATIONS. A Participant's Pre-Tax Contributions may not exceed fifteen percent (15%) of the Participant's Earnings for the applicable payroll period. The direction of Pre-Tax Contributions also shall be subject to such other reasonable and nondiscriminatory restrictions regarding minimum and maximum amounts that may be directed and the frequency of changes of direction rates as the Employer and Plan Administrator shall determine and announce to Plan Participants.

4.2.  PRE-TAX CONTRIBUTIONS--$7,000 LIMITATION.

      A Participant's Pre-Tax Contributions for any calendar year may not exceed Seven Thousand Dollars ($7,000.00), adjusted in order to reflect increases in the cost-of-living as announced from time to time by the United States Treasury Department. This limitation applies in the aggregate to the Participant's "elective contributions" under all plans. For this purpose, the term "elective contributions" includes the Participant's Pre-Tax Contributions to this Plan, the Participant's pre-tax contributions to any other qualified cash or deferred arrangement (as defined in Section 401(k) of the Code), any elective employer contributions to a simplified employee pension plan that are not included in the Participant's gross income due to
Section 402(h)(1)(B) of the Code and any employer contribution used to purchase an annuity contract under Section 403(b) of the Code pursuant to a salary reduction arrangement (within the meaning of Section 3121(a)(5)(D) of the Code). In the event that the Participant's elective contributions to all such programs during any calendar year exceed the limitation for that calendar year, the Participant may, by March 1 of the calendar year following the calendar year for which the excess contributions were made, so advise the Plan Administrator and request the return of all or a portion of the excess contributions to this Plan. The excess contributions, along with any income thereon (as determined by the Plan Administrator in accordance with rules of uniform and nondiscriminatory application) may then be returned to the Participant by the next following April 15. The Plan Administrator is not under any obligation, however, to honor a request for a return.

4.3.  LIMITATION ON CONTRIBUTIONS OF HIGHLY COMPENSATED EMPLOYEES.

      (a) ACTUAL DEFERRAL PERCENTAGE LIMITATIONS. The contributions made by Participants who are Highly Compensated Employees shall be limited to the extent necessary to satisfy one of the following two paragraphs:

          (1) The "actual deferral percentage" for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the "actual deferral percentage" for Participants who are not Highly Compensated Employees for the Plan Year multiplied by one and one-quarter (1.25); or

           (2) The actual deferral percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the actual deferral percentage for Participants who are not Highly Compensated Employees for the Plan Year multiplied by two (2), provided that the actual deferral percentage for Participants who are Highly Compensated Employees does not exceed the actual deferral percentage for Participants who are not Highly Compensated Employees by more than two percentage points (2%) or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

      (b) SPECIAL DEFINITIONS. For purposes of this Section alone, the following definitions shall apply:

           (1) "Actual deferral percentage" - The average (expressed as a percentage) of the deferral percentages of the Participants in a group. The actual deferral percentage for a group shall be determined by adding the deferral percentage of all Participants in the group and dividing that sum by the number of Participants in the group.

           (2) "Deferral percentage" - The ratio (expressed as a percentage) of the Pre-Tax Contributions under the Plan on behalf of the Participant for the Plan Year to the Participant's compensation for the Plan.

           (3) "Compensation" - Compensation shall be defined in accordance with Section 414(s) of the Code.

      (c) SPECIAL RULES. For purposes of this Section, the following rules shall apply:

           (1) If an individual is a participant in two (2) or more cash or deferred arrangements sponsored by the Employer, all cash or deferred arrangements shall be treated as one arrangement for purposes of calculating such individual's deferral percentage.

           (2) At the election of the Employer, but in accordance with such rules as may be prescribed in applicable regulations, any matching contributions (within the meaning of Section 401(m)(4)(A) of the Code) or qualified nonelective contributions (within the meaning of Section 401(m)(4)(C) of the Code) allocated to a Participant under this or any other plan described in Section 401(a) of the Code maintained by the Employer or an Affiliate shall be aggregated with the Participant's Pre-Tax Contributions under this Plan for purposes of determining the Participant's deferral percentage.

           (3) If this Plan satisfies the requirements of Section 401(a)(4) or Section 410 of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with this Plan, then the limitations of this Section shall be applied by determining the deferral percentages of Participants as if all such plans were a single plan.

           (4) If a Highly Compensated Employee is subject to the family aggregation rules of Section 414(q)(6) of the Code because that Participant is either a five percent (5.0%) owner or one of the ten (10) most highly compensated Employees, the combined deferral percentage for the family group (which is treated as one Highly Compensated Employee) must be determined by combining the Pre-Tax Contributions, compensation, and other amounts treated as elective contributions of all the eligible family members. Except to the extent taken into account in the preceding sentence, the Pre-Tax Contributions, compensation, and other amounts treated as elective contributions of all family members are disregarded in determining the actual deferral percentage for the groups of Highly Compensated Employees and those who are not Highly Compensated Employees.

             (5) The determination and treatment of the contribution percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

      (d) DISTRIBUTION OF EXCESS CONTRIBUTIONS. No later than the last day of each Plan Year, any "excess Pre-Tax Contributions" and the income allocable thereto will be distributed to Participants who made the excess Pre-Tax Contributions during the preceding Plan Year. For purposes of this paragraph, the term "excess Pre-Tax Contributions" means, with respect to any Plan Year, the aggregate amount of Pre-Tax Contributions paid to the Plan by the Highly Compensated Employees for the Plan Year over the maximum amount of Pre-Tax Contributions permitted pursuant to Section 4.3(a) and Section 401(k)(3)(A)(ii) of the Code. In order to determine the excess Pre-Tax Contributions attributable to a particular Participant, the Plan Administrator shall reduce the Pre-Tax Contributions made on behalf of Highly Compensated Employees by fractions of a percentage in order of the actual deferral percentages, beginning with the highest actual deferral percentage, until the Pre-Tax Contributions of the Highly Compensated Employees do not exceed the limitations mentioned in the preceding sentence. The distribution of excess Pre-Tax Contributions for any Plan Year shall be made to Highly Compensated Employees on the basis of the respective portions of the excess Pre-Tax Contributions attributable to each such Highly Compensated Employee. The income allocable to excess Pre-Tax Contributions shall be determined by multiplying the income allocable for the Plan Year to the Participant's Pre-Tax Contributions Account from which the excess contributions are to be distributed by a fraction, the numerator of which is the excess Pre-Tax Contribution on behalf of the Participant for the preceding Plan Year and the denominator of which is the sum of the Participant's Pre-Tax Contributions Account balance on the last business day of the preceding Plan Year plus the Pre-Tax Contributions (other than excess Pre-Tax Contributions) allocated to that account during the Plan Year. If there is a loss, the total excess

Pre-Tax Contributions shall nonetheless be distributed to the Participant, but the amount distributed shall not exceed the balance of the Pre-Tax Contributions Account from which the distribution is made. The determination and correction of excess Pre-Tax Contributions of a Highly Compensated Employee whose deferral percentage is determined under the family aggregation rules is accomplished by reducing the deferral percentage as otherwise provided in this Section and allocating the excess contribution for the family group among the family members in proportion to the Pre-Tax Contribution of each family member that is combined to determine the deferral percentage.

      (e) REDUCTION OF FUTURE CONTRIBUTIONS. If prior to the end of a Plan Year the Plan Administrator concludes that the average rate of Pre-Tax Contributions made on behalf of Highly Compensated Employees would violate the rules set forth in paragraph (a) and Section 401(k) of the Code, the Plan Administrator may prospectively reduce the Pre-Tax Contributions directed by the Highly Compensated Employees. The reduction shall be implemented by reducing first the highest rates of Pre-Tax Contributions within such group, with such rates to be reduced in one percent (1%) increments or fractions thereof, as determined by the Plan Administrator. Any reduction pursuant to this Section shall be limited to the extent necessary to assure compliance with the requirements set forth in paragraph (a) and Section 401(k) of the Code.

4.4.  DESIGNATION AND CHANGE OF DESIGNATION OF PRE-TAX CONTRIBUTIONS.

      All designations or changes of designation of the amount of Pre-Tax Contributions to be elected by salary reduction shall be made on forms supplied by the Plan Administrator, signed by the Participant and delivered to the Plan Administrator. A designation shall be effective as of the first payroll period in which the form is to be given effect after it is received by the Plan Administrator in accordance with uniform rules prescribed by the Plan Administrator. A payroll deduction designation form shall be effective until it is succeeded by another valid payroll deduction designation form or until the Participant's right to make Pre-Tax Contributions is otherwise suspended or terminated.

4.5.  SUSPENSION OF PRE-TAX CONTRIBUTIONS.

      A Participant may suspend his Pre-Tax Contributions as of the first day of any payroll period, in accordance with uniform rules promulgated by the Plan Administrator. Suspension of contributions shall be made on a form supplied by the Plan Administrator, signed by the Participant and delivered to the Plan Administrator prior to expiration of the uniform period prescribed by the Plan Administrator for such notice to be given effect for such period. If notice is not timely received, such notice shall be effective commencing with the next succeeding payroll period. Recommencement of Pre-Tax Contributions shall be made only when the Participant subsequently directs payroll withholding or salary reduction pursuant to Section 3.2. While a Participant is on an Authorized Leave of Absence, he shall be deemed to have suspended Pre-Tax Contributions and may recommence such contributions following his return to active employment in accordance with Section 3.2. A Participant shall not be entitled to "make-up" suspended contributions.

4.6.  AFTER-TAX CONTRIBUTIONS.

      Participants were previously allowed to make After-Tax Contributions to this Plan. However, After-Tax Contributions have been eliminated. Any After-Tax Contributions made to this Plan in the past shall remain in the Plan until they are withdrawn or distributed pursuant to the provisions hereof. Until withdrawn or distributed, the After-Tax Contributions Accounts shall continue to share in the earnings or losses of the Trust Fund as provided in Section 6.3.

      (a) WITHDRAWAL OF AFTER-TAX CONTRIBUTIONS; GENERAL RULE. A Participant may withdraw all or a portion of the amounts credited to his After-Tax Contributions Account by so designating in writing to the Plan Administrator not later than ten (10) days prior to the first day of the month in which such withdrawal is to be made. Withdrawn sums shall be paid within the month following the date on which the Plan Administrator receives notice of withdrawal. The Plan Administrator, in the exercise of its discretion but pursuant to nondiscriminatory rules of uniform application, may limit the frequency or timing of withdrawals, as long as each Participant is allowed to withdraw his After-Tax Contributions at least once in each Plan Year. Any expense incurred in making a withdrawal distribution shall be charged to the Participant's After-Tax Contributions Account and shall be deducted prior to distribution to the Participant.

      (b) LIMITATION ON AMOUNT WITHDRAWN. No Participant shall be entitled to withdraw in excess of the amount credited to his After-Tax Contributions Account as of the most recent Valuation Date.

      (C) SPOUSAL CONSENT TO WITHDRAWALS. No married Participant shall be allowed to make a withdrawal if at the time of the withdrawal his vested interest in all of his accounts, plus any amounts previously withdrawn, exceeds Three Thousand Five Hundred Dollars ($3,500.00) unless the Participant's spouse consents to the withdrawal. Such consent must be in writing, must consent to a single lump sum payment of the amount to be withdrawn, must acknowledge the effect of the withdrawal on the benefits ultimately payable from the Plan, must acknowledge the effect of the spouse's consent to the withdrawal, and must be witnessed by a notary public or a designated representative of the Plan Administrator. No spousal consent shall be required if the Plan Administrator determines, in its sole and absolute discretion, that the spouse cannot be located or other circumstances exist that preclude the Participant from obtaining such consent (as permitted under applicable regulations issued by the United States Treasury Department). Any spousal consent given or dispensed with pursuant to this Section will be valid with respect to the spouse who signs the consent or with respect to whom the consent requirement is waived by the Plan Administrator and any subsequent spouse. If the Participant's spouse fails to consent to the withdrawal of amounts allocated to the Participant's After-Tax Contributions Account, the amounts in the Participant's account will be held for distribution in accordance with the other provisions of this Plan unless the spouse later consents to a withdrawal pursuant to the provisions of this Section.

     (d) ORDER OF WITHDRAWALS. Amounts withdrawn from a Participant's After-Tax Contributions Account shall be charged against the subaccounts within that account in the following order:

          (1) Withdrawals will first be charged against the subaccount established to record the After-Tax Contributions made by the Participant on or before December 31, 1986, and the earnings or losses thereon (the "pre-1987 subaccount") until an amount equal to the lesser of the After-Tax Contributions made by the Participant on or before December 31, 1986, or the value of such subaccount has been charged against such subaccount.

           (2) Withdrawals will then be charged against the subaccount established to record the After-Tax Contributions made by the Participant on or after January 1, 1987, and the earnings or losses thereon (the "post-1986 subaccount") unless and until such subaccount is depleted.

           (3) Any remaining withdrawals will be charged against the earnings remaining in the pre-1987 subaccount.

4.7.  ROLLOVER CONTRIBUTION.

      (a) CONTRIBUTION. Any Employee (whether or not a Participant) who has received a distribution from a profit sharing plan, stock bonus plan or pension plan intended to "qualify" under Section 401 of the Code may transfer such distribution to the Trust Fund if such contribution to the Trust Fund would constitute, in the sole and absolute discretion of the Plan Administrator, a "rollover contribution" within the meaning of the applicable provisions of the Code. Additionally, an Employee may request, with the approval of the Plan Administrator, that the Trustee accept a transfer from the trustee of another qualified plan. Upon such approval, the Trustee shall accept such transfer. The Plan Administrator may, in its sole discretion, decline to accept such transfer. For purposes of this Plan, both a "rollover contribution" within the meaning of the applicable provisions of the Code and a transfer initiated by the Employee from another plan shall be referred to as a "Rollover Contribution." If the Plan Administrator decides to grant an Employee's request to make a Rollover Contribution, the Employee may contribute to the Trust Fund cash or other property acceptable to the Trustee to the extent of such distribution.

      (b) ACCOUNTING AND DISTRIBUTIONS. The Plan Administrator shall credit the Rollover Contribution to a separate account (the Rollover Contribution Account) for the Employee's sole benefit. The separate Rollover Contribution Account shall be adjusted, valued and credited pursuant to Section 6.3. If a Rollover Contribution is made on any day other than the first day of the Plan Year, however, the Plan Administrator may, but need not, direct the Trustee to invest the Rollover Contribution separately for the sole benefit of the Participant making the Rollover Contribution until the first day of the next Plan Year, at which point the Rollover Contribution, adjusted for any earnings or losses thereon, will be added to and invested along with the Trust Fund. The Rollover Contribution Account shall be nonforfeitable and shall be paid to the Employee or his Beneficiary in the same manner as benefits would be paid to a Participant or Beneficiary under ARTICLE EIGHT.

      (c) NO GUARANTY. The Plan Administrator, the Employer and the Trustee do not guarantee the Rollover Contribution Accounts of Participants in any way from loss or depreciation. The Employer, the Plan Administrator and the Trustee do not guarantee the payment of any money which may be or become due to any person from a Rollover Contribution Account, and the liability of the Employer, the Plan Administrator or the Trustee to make any payment therefrom shall at any and all times be limited to the then value of the Rollover Contribution Account.

      (d) WITHDRAWALS. An Employee may not make withdrawals from his Rollover Contribution Account.

                                 ARTICLE FIVE

                            EMPLOYER CONTRIBUTIONS

5.1.  EMPLOYER CONTRIBUTIONS.

      (a) MATCHING CONTRIBUTIONS. Subject to its right to amend or terminate this Plan, the Employer may make a Matching Contribution on behalf of each eligible Participant for the Plan Year in an amount determined from time to time in the sole and absolute discretion of the Employer. Matching Contributions may be due and payable regardless of whether the Employer has current or accumulated net profits. Notwithstanding the above, no Matching Contribution shall be made with respect to the portion of any Pre-Tax Contribution that is returned to the Participant pursuant to Sections 4.2, 4.3(d), and 6.4(c); provided, however, that if a Matching Contribution is nevertheless made with respect to such returned Pre-Tax Contributions, such Matching Contributions shall become a forfeiture as of the end of the Plan Year for which it was contributed and shall be allocated as if it were a Discretionary Contribution.

      (b) DISCRETIONARY CONTRIBUTIONS. In addition to any Matching Contributions, the Employer may make Discretionary Contributions to the Plan on behalf of its eligible Participants in such amounts, if any, as shall be determined from time to time by the Employer. The Discretionary Contribution for a Plan Year, when added to the Pre-Tax Contributions of the Participants and the Employer's Matching Contributions shall in no event be more than shall be allowable as a deduction for Federal income tax purposes. The Discretionary Contributions need not be made from the Employer's current or accumulated net profits.

      (c) ELIGIBLE PARTICIPANTS. A Participant will be entitled to receive a Matching Contribution for a Plan Year if the Participant made any Pre-Tax Contributions during a Plan Year, regardless of whether the Participant is employed on the last day of the Plan Year and regardless of whether the Participant is credited with a Year of Service for such Plan Year. A Participant will be entitled to share in the allocation of Discretionary Contributions for a Plan Year only if the Participant is credited with a Year of Service for such Plan Year. Notwithstanding the foregoing, a Participant who dies, retires on or after his Normal Retirement Date, or terminates employment during a Plan Year shall be entitled to share in the allocation of Discretionary Contributions for the Plan Year, regardless of whether the Participant completes a Year of Service.

      (d) TIME OF PAYMENT. The Employer Contribution for a Plan Year shall be paid to the Trustee by the time (including extensions) for filing the Employer's Federal income tax return for the relevant fiscal year of the Employer.

      (e) "TOP HEAVY" CONTRIBUTIONS. Notwithstanding any provisions to the contrary in this Section 5.1, the Employer may, in its sole and absolute discretion, make additional Employer contributions for any Plan Year in which the Plan is Top Heavy in such amounts as may be necessary to fund the Employer contribution allocation required by Section 6.2(c).

5.2.  CONDITIONAL NATURE OF CONTRIBUTIONS.

      (a) MISTAKE OF FACT. Any contribution made to this Plan by the Employer because of a mistake of fact shall be returned to the Employer upon its request within one (1) year of the date of the contribution.

      (b) DEDUCTIBILITY. Every contribution made by the Employer is conditional on its deductibility. If the Internal Revenue Service determines that all or part of a contribution is not deductible, the contribution (to the extent that it is not deductible) shall be refunded to the Employer upon its request within one (1) year after the date of the disallowance.

5.3.  LIMITATION ON MATCHING CONTRIBUTIONS.

      (a) LIMITATION ON CONTRIBUTIONS OF HIGHLY COMPENSATED EMPLOYEES. The Matching Contributions made by Participants who are Highly Compensated Employees shall be limited to the extent necessary to satisfy one of the following two paragraphs:

           (1) The "average contribution percentage" for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the "average contribution percentage" for Participants who are not Highly Compensated Employees for the Plan Year multiplied by one and one-quarter (1.25); or

           (2) The average contribution percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the average contribution percentage for Participants who are not Highly Compensated Employees for the Plan Year multiplied by two (2), provided that the average contribution percentage for Participants who are Highly Compensated Employees does not exceed the average contribution percentage for Participants who are not Highly Compensated Employees by more than two percentage points (2%) or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

      (b) DEFINITIONS. For purposes of this Section alone, the following definitions shall apply:

           (1) "Average contribution percentage" - The average (expressed as a percentage) of the contribution percentages of the Participants in a group.

           (2) "Contribution percentage" - The ratio (expressed as a percentage) of the Matching Contributions under the Plan on behalf of the Participant for the Plan Year to the Participant's compensation for the Plan Year.

           (3) "Compensation" - Compensation shall be determined in accordance with Section 414(s) of the Code.

      (c) SPECIAL RULES. For purposes of this Section, the following rules shall apply:

           (1) The contribution percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make Matching Contributions (or to have employee contributions within the meaning of Section 401(m)(3)(A) of the Code, qualified nonelective contributions within the meaning of Section 401(m)(4)(C) of the Code or elective deferrals within the meaning of Section 402(g)(3)(A) of the Code allocated to his account under this Plan and one or more other plans described in Section 401(a) or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Affiliate) shall be determined as if all such contributions (and all such matching contributions, qualified nonelective contributions or elective deferrals) were made under a single plan.

           (2)  In the event that this Plan satisfies the requirements of
Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with this Plan, then the limitations of this Section shall be applied by determining the contribution percentages of Participants as if all such plans were a single plan.

           (3) If a Highly Compensated Employee is subject to the family aggregation rules of Section 414(q)(6) of the Code because that Participant is either a five percent (5.0%) owner or one of the ten (10) most Highly Compensated Employees, the combined contribution percentage for the family group (which is treated as one Highly Compensated Employee) must be determined by combining the Matching Contributions, compensation, and other amounts treated as matching contributions of all the eligible family members. Except to the extent taken into account in the preceding sentence, the Matching Contributions, compensation, and other amounts treated as matching contributions of all family members are disregarded in determining the actual contribution percentage for the groups of Highly Compensated Employees and those who are not Highly Compensated Employees.

           (4) The determination and treatment of the contribution percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

      (d) DISTRIBUTION OF EXCESS CONTRIBUTIONS. No later than the last day of each Plan Year, any "excess aggregate contributions" and the income allocable thereto will be distributed to Participants who made excess aggregate contributions during the preceding Plan Year. For purposes of this paragraph, an "excess aggregate contribution" is the amount described in
Section 401(m)(6)(B) of the Code. The income allocable to excess aggregate contributions shall be determined by multiplying the income allocable to the Participant's Matching Contributions Account for the Plan Year by a fraction, the numerator of which is the excess aggregate contributions on behalf of the Participant for the preceding Plan Year and the denominator of which is the Participant's Matching Contribution Account balance on the last business day of the preceding Plan Year. The excess aggregate contributions to be distributed to the Participant shall be adjusted for income and losses. If there is a loss, the total excess aggregate contributions shall nonetheless be distributed to the Participant, but the amount distributed shall not exceed the Participant's Matching Contributions Account balance. The determination and correction of excess aggregate contributions of a Highly Compensated Employee whose contribution percentage is determined under the family aggregation rules is accomplished by reducing the contribution percentage as otherwise provided in this Section and allocating the excess contribution for the family group among the family members in proportion to the Matching Contribution of each family member that is combined to determine the contribution percentage.


                                  ARTICLE SIX

                                  ACCOUNTING

6.1.  SEPARATE ACCOUNTS.

      A separate account will be maintained for each Participant for each type of contribution made to the Plan by or on behalf of the Participant. Each such account shall be adjusted as hereinafter provided to reflect any appreciation or depreciation in the value of the assets of the Trust Fund and any distributions. The establishment and maintenance of a separate account for each Participant shall not be construed as giving any person any interest in any specific asset of the Trust Fund, which, for investment purposes, shall be administered as a single fund unless and until otherwise directed by the Plan Administrator or otherwise provided herein.

6.2.  ALLOCATION OF CONTRIBUTIONS.

      (a) MATCHING CONTRIBUTIONS. The Matching Contributions made on behalf of each eligible Participant with respect to the Participant's Pre-Tax Contributions shall be allocated to the Participant's Matching Contributions Account as of the last day of each payroll period, or such other period as determined by the Employer; provided, however, that such allocation shall occur no later than the last day of each Plan Year. The Matching Contributions will be allocated to the Matching Contributions Accounts after valuation and adjustment of accounts as provided in Section 6.3.

       (b) DISCRETIONARY CONTRIBUTIONS. The Discretionary Contributions for a Plan Year shall be allocated as of the year-end Valuation Date among the Discretionary Contributions Accounts of all Participants who are eligible to share in the allocation in the ratio that each such Participant's Earnings for the Plan Year bears to the Earnings of all such Participants. In making these allocations, only Earnings earned while the Participant is eligible to participate in the Plan will be considered. The Discretionary Contributions will be allocated to the Discretionary Contributions Accounts after valuation and the adjustment of accounts as provided in Section 6.3.

       (c) TOP HEAVY ALLOCATIONS. Notwithstanding anything to the contrary in this Section or any other provision of this Plan, in any Plan Year in which the Plan is Top Heavy or Super Top Heavy, the Employer shall make a special contribution on behalf of each Participant who is not a Key Employee for the Plan Year in such amount as may be necessary to assure that the sum of the Matching Contributions, Discretionary Contributions, if any, allocated to the Participant's accounts equals at least the "minimum required contribution." The "minimum required contribution" is the lesser of (a) three percent (3%) of the Participant's Compensation for the Plan Year or (b) if the Employer does not have a defined benefit plan which is enabled to satisfy Section 401 of the Code by this Plan, the Participant's Compensation for the Plan Year multiplied by the "Employer Contribution percentage" for such Plan Year for the Key Employee for whom the "Employer Contribution percentage" is the highest. For this purpose, the "Employer Contribution percentage" shall equal the Employer Contributions and forfeitures allocated to a Participant divided by the Compensation of the Participant. The minimum required contribution called for by this paragraph will be determined without regard to the Employer Contributions to the Social Security System. The special Employer Contribution called for by this paragraph shall be allocated on behalf of all Employees who are not Key Employees for the Plan Year and who are employed by the Employer on the last day of the Plan Year. This special Employer Contribution shall be made regardless of any provision in this Plan requiring (as a condition of allocation of the Employer Contribution for the Plan Year) payment of Pre-Tax Contributions. In determining whether the minimum required contribution provisions of this Section have been satisfied, all Employer Contribution and forfeiture allocations for the Plan Year under all "defined contribution plans," as defined in Section 414(i) of the code, maintained by the Employer or an Affiliate shall be considered as allocable under this Plan. If a non-Key Employee who is participating in this Plan is covered under a "defined benefit plan," as defined in Section 414(j) of the Code, sponsored by the Employer or an Affiliate, no minimum required contribution allocation shall be required pursuant to this paragraph if such Employee is provided with a top heavy minimum defined benefit pursuant to the defined benefit plan. All special Employer Contributions made pursuant to this paragraph on behalf of a Participant shall be allocated to that Participant's Discretionary Contributions Account. In determining the amount of the minimum required contribution, the Pre-Tax Contributions made by Highly Compensated Employees shall be treated as Employer Contributions. The Pre-Tax Contributions made by non-Highly Compensated Employees shall be disregarded.

      (d) PRE-TAX CONTRIBUTIONS. The Pre-Tax Contributions of a Participant shall be credited to his Pre-Tax Contributions Account as of the Valuation Date coinciding with or next following the end of the payroll period with respect to which such contributions were made.

      (e) ROLLOVER CONTRIBUTIONS. The Rollover Contributions of a Participant shall be credited to his Rollover Contributions Account.

6.3.  VALUATION AND ACCOUNT ADJUSTMENTS.

      (a) GENERAL ALLOCATION RULE. Within a reasonable time after each Valuation Date, the Plan Administrator shall apportion changes in the net fair market value of the Trust Fund, or in the particular Investment Fund or Funds in which the account is invested, for the period ending on the most recent Valuation Date among the accounts of Participants in the ratio that the balance credited to each of the accounts of each Participant on the preceding Valuation Date bears to the balances credited to all accounts of all Participants on such Valuation Date, after deducting withdrawals, distributions, and any other amounts chargeable to the accounts pursuant to any other provisions of this Plan since such Valuation Date.

      (b) TREATMENT OF CONTRIBUTIONS. In making the allocations called for by this Section, all contributions made between the preceding Valuation Date and the current Valuation Date (other than Employer Contributions that are made after but are allocated as of the preceding Valuation Date) shall be disregarded. For purposes of this paragraph, and paragraph (a), contributions made by means of payroll deduction shall be considered to be "made" to the Plan as of the last day of the payroll period.

      (c) TREATMENT OF PARTICIPANT LOANS. The portion of any Participant's account or subaccount that is loaned to the Participant shall be disregarded for purposes of this Section. The loan shall be treated as a segregated investment of the appropriate account or subaccount and all principal and interest payments made on the loan, and all losses suffered on the loan, shall be allocated to the appropriate account or subaccount.

      (d) FORMER PARTICIPANTS. For purposes of this Section, any individual who has an account balance in the Plan (including current Plan Participants, former Participants who have not yet received all amounts to which they are entitled, surviving spouses of deceased Participants and Beneficiaries) shall be considered to be a "Participant."

6.4.  LIMITATIONS ON ANNUAL ADDITIONS.

      (a) GENERAL RULE. Notwithstanding anything in this Plan to the contrary, the Annual Addition to be allocated to the accounts of a Participant for any Plan Year shall not exceed an amount equal to the lesser of (1) Thirty Thousand Dollars ($30,000.00) (or, if greater, 1/4 of the dollar limitation in effect under Code Section 415(b)(1)(A)) (the "dollar limitation") or (2) twenty-five percent (25%) of the Compensation of the Participant for the Plan Year (the "compensation limitation").

      (b) MULTIPLE DEFINED CONTRIBUTION PLANS. The limitations of this Section with respect to any Participant who is at any time participating in any other "defined contribution plan," as defined in Section 414(i) of the Code, maintained by the Employer or an Affiliate shall apply as if the total Annual Addition under all defined contribution plans in which the Participant is participating were allocated under this Plan.

      (c) ADJUSTING ANNUAL ADDITIONS. In the event it is necessary to limit the Annual Additions to the accounts of a Participant under this Plan, the Plan Administrator shall reallocate Discretionary Contributions and, if necessary, Matching Contributions in excess of the permitted Annual Addition to those Participants who were otherwise entitled to share in the allocation of Discretionary and Matching Contributions for the relevant Plan Year. If further limitation is required under this 6.4(c), the Plan Administrator shall limit the allocation of Pre-Tax Contributions to the Participant's Pre-Tax Contributions Account and/or return any such excess Pre-Tax Contributions plus earnings allocable to any such excess Pre-Tax Contributions to the Participant. The earnings allocable to any excess Pre-Tax Contributions shall be determined in a manner consistent with
Section 4.3(d). Further reductions or adjustments to the method described above for adjusting the Annual Additions of Participants may be made pursuant to the directions of the Plan Administrator.

      (d) DEFINED BENEFIT PLAN PARTICIPANTS. In any case where a Participant under this Plan is also a participant in one or more "defined benefit plans," as defined in Section 414(j) of the Code, maintained by the Employer or by an Affiliate of the Employer, the sum of the "defined benefit plan fraction" under such plan or plans and the "defined contribution plan fraction" under this Plan and all other defined contribution plans shall not exceed one (1.0).

      (e) DEFINED BENEFIT PLAN FRACTION. The "defined benefit plan fraction" for any Plan Year is a fraction, the numerator of which is the projected annual benefit payable to the Participant as of the close of the current Plan Year under all defined benefit plans (whether or not terminated) maintained by the Employer and the denominator of which is the lesser of one hundred twenty-five percent (125%) of the defined benefit plan dollar limitation in effect for the Plan Year under Section 415(b)(1)(A) of the Code, as adjusted pursuant to Section 415(d) of the Code, or one hundred forty percent (140%) of the Participant's average Compensation for the three
(3) Plan Years during which such Compensation is the highest. For any Plan Year for which the Plan is Top Heavy, the denominator of the defined benefit plan fraction will be the lesser of one hundred percent (100%) (rather than one hundred twenty-five percent (125%)) of the defined benefit plan dollar limitation referred to in the preceding sentence, as in effect for the Plan Year under Section 415(b)(1)(A) of the Code, or one hundred forty percent (140%) of the Participant's average Compensation for the three (3) Plan Years during which Compensation is highest, unless both of the following conditions are satisfied, in which case the defined benefit plan fraction shall be calculated as set forth in the preceding sentence:

           (1)  The Plan is not a Super Top Heavy Plan; and

           (2) The contributions or benefits on behalf of all Participants other than Key Employees meet the requirements of Section 416(h) of the Code.

Notwithstanding the above, if a Participant was a participant in one or more defined benefit plans maintained by the Employer or an Affiliate which were in existence on May 6, 1986, the denominator of the defined benefit plan fraction will not be less than one hundred twenty-five percent (125%) of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Plan Year beginning on or before December 31, 1986, calculated as if the Participant had terminated employment on the last day of said Plan Year. In calculating a Participant's benefits, the Plan Administrator shall disregard changes in the terms and conditions of such plans occurring on or after May 6, 1986, and cost-of-living adjustments occurring on or after May 6, 1986. The preceding two sentences shall only apply if the defined benefit plans individually and in the aggregate satisfy the requirements of Section 415 of the Code as in effect at the end of the 1986 Plan Year.

      (f) DEFINED CONTRIBUTION PLAN FRACTION. The "defined contribution plan fraction" for any Plan Year is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's accounts under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Plan Years (including the Annual Additions attributable to the Participant's nondeductible employee contributions to any defined benefit plan, whether or not terminated, maintained by the Employer) and the denominator of which is the sum of the "maximum aggregate amounts" for the current and all prior Plan Years of service with the Employer, regardless of whether a plan was maintained by the Employer during such years. The "maximum aggregate amount" in any Plan Year is the lesser of one hundred twenty-five percent (125%) of the dollar limitation in effect under Section 415(c)(1)(A) of the Code or thirty-five percent (35%) of the Participant's Compensation for such year. For any Plan Year for which the Plan is a Top Heavy Plan, the "maximum aggregate amount" is the lesser of one hundred percent (100%) (rather than one hundred twenty-five percent (125%)) of the dollar limitation in effect under Section 415(c)(1)(A) of the Code or thirty-five percent (35%) of the Participant's Compensation for such year, unless both of the following conditions are satisfied:

           (1)  The Plan is not a Super Top Heavy Plan; and

           (2) The contributions or benefits on behalf of all Participants other than Key Employees meet the requirements of Section 416(h) of the Code.

If a Participant was a participant in one or more defined contribution plans and one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, and which satisfied all of the requirements of
Section 415 of the Code for all limitation years beginning before January 1, 1987, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit plan fraction would otherwise exceed one (1.0) under the terms of this Plan. The adjustment shall be made by permanently subtracting from the numerator of the defined contribution fraction an amount equal to the product of (1) the excess of the sum of the fractions over one (1.0) and (2) the denominator of the defined contribution fraction as of the "determination date." For this purpose, the "determination date" is the last day of the last Plan Year commencing on or before December 31, 1986. Changes in the terms and conditions of any plan after May 5, 1986, must be disregarded in adjusting the defined contribution plan fraction. The adjustment will be made only after eliminating any accruals under this or any other Plan which are in excess of the accruals permitted pursuant to Section 415 of the Code.

      (g) ADJUSTMENTS. If the sum of the defined benefit plan fraction and the defined contribution plan fraction is in excess of one (1.0), then the Annual Addition of the Participant shall be reduced as provided in paragraph
(c) but only if the terms and provisions of the defined benefit plan do not call for the reduction of the benefits payable thereunder in such circumstances. The reduction shall be of sufficient amount to eliminate the excess over one (1.0).

      (h) TREATMENT OF AFFILIATES. For purposes of this Section 6.4, the Employer and all of its Affiliates shall be treated as a single entity and any plans maintained by an Affiliate shall be deemed to be maintained by the Employer.


                                 ARTICLE SEVEN

                                    VESTING

7.1.  FULL VESTING.

      (a) VESTING IN THE PRE-TAX CONTRIBUTIONS ACCOUNTS. Each Participant shall at all times be fully vested in all amounts credited to or allocable to his Pre-Tax Contributions Account, and his rights and interest therein shall not be forfeitable for any reason.

      (b) VESTING IN THE AFTER-TAX CONTRIBUTIONS ACCOUNT. Each Participant shall at all times be fully vested in all amounts credited to or allocable to his After-Tax Contributions Account, and his rights and interest therein shall not be forfeitable for any reason.

      (c) ROLLOVER CONTRIBUTION ACCOUNT. Each Participant shall at all times be fully vested in all amounts credited to or allocable to his Rollover Contribution Account, and his rights and interest therein shall not be forfeitable for any reason.

      (d) VESTING IN THE EMPLOYER CONTRIBUTIONS ACCOUNT. Each Participant shall be fully vested in all amounts credited to or allocable to his Employer Contributions Account, and his rights and interest therein shall not be forfeitable for any reason.

7.2.  AMENDMENTS TO VESTING SCHEDULE.

      No amendments to or other changes in a vesting schedule set forth in
Section 7.1 shall deprive an Employee who is a Participant on the later of
(a) the date the amendment is adopted or (b) the date the amendment is effective of any nonforfeitable benefit to which he is entitled under the Plan (determined as of such date) without regard to such amendment. If a vesting schedule designated in Section 7.1 is amended, each Participant who has completed three (3) Years of Service and whose benefits would be determined under such schedule shall have the right to elect, during the period computed pursuant to this Section, to have his nonforfeitable benefit determined without regard to such amendment; provided, however, that no election shall be provided to any Participant whose nonforfeitable vested benefit under the Plan, as amended, would be less than the benefit computed without regard to such amendment. The election period shall commence on the date the amendment is adopted and end on the latest of (a) sixty (60) days after adoption of the amendment, (b) sixty (60) days after the effective date of the amendment, or (c) sixty (60) days after the Participant is notified of the amendment in writing by the Employer or Plan Administrator. Such election, if exercised, shall be irrevocable and shall be available only to an Employee who is a Participant and who has completed at least three (3) Years of Service when the election is made.


                                 ARTICLE EIGHT

                           DISTRIBUTION OF BENEFITS

8.1.  NORMAL AND LATE RETIREMENT.

      A Participant shall be entitled to full distribution of his accounts, as provided in Sections 8.7 and 8.8, upon actual retirement as of or after his Normal Retirement Date. A Participant may remain in the employment of the Employer after his Normal Retirement Date, if he desires, and shall retire at such later time as he may desire, unless the Employer lawfully directs earlier retirement.

8.2.  DISABILITY RETIREMENT.

      A Participant who shall separate from employment due to Disability shall be entitled to full distribution of his accounts, as provided in Sections 8.7 and 8.8. Subject to the provisions of Section 8.7, the payments may commence as of his date of separation from employment due to Disability. This Plan is intended to qualify as an accident and health plan within the meaning of Section 105 of the Code and any and all payments made pursuant to this Section are intended to qualify for the exclusion from income tax provided by Section 105(c) of the Code.

8.3.  DEATH.

      (a) BENEFIT. In the event that a Participant (which term for purposes of this Section includes former Participants) shall die prior to his Benefit Commencement Date, the Participant's surviving spouse (or his other designated Beneficiary, if the Participant is unmarried or his spouse has consented in writing to designation of another Beneficiary) shall be entitled to full distribution of the Participant's accounts at the time and in the manner provided in Sections 8.7 and 8.8.

      (b) SPOUSE AS BENEFICIARY. Notwithstanding any Beneficiary designation made by the Participant to the contrary, except as otherwise noted below, a married Participant's spouse shall be deemed to be his Beneficiary for purposes of this Plan unless the Participant's spouse consents to the designation of a different Beneficiary. Once given, the spouse's consent will be irrevocable. The consent of the Participant's spouse to his election shall be in writing, acknowledge the effect of such an election, be witnessed by a notary public, or a designated representative of the Plan Administrator and be provided to the Plan Administrator. The spouse may not consent to the designation of another Beneficiary generally, but
rather must consent to the designation of a particular Beneficiary.   If the
Participant elects to change the Beneficiary, the spouse's prior consent will be null and void and a new consent will be required, unless the spouse's consent expressly permits a change of designation without the further consent of the spouse. No spousal consent will be required if the Plan Administrator determines, in its sole discretion, that such consent cannot be obtained because the spouse cannot be located or other circumstances exist that preclude the Participant from obtaining such consent (to the degree permitted under applicable regulations issued by the United States Treasury Department). Any spousal consent given pursuant to this Section or dispensed with pursuant to the preceding sentence will be valid only with respect to the spouse who signs the consent or with respect to whom the consent requirement is waived by the Plan Administrator.

      (c) DEATH AFTER COMMENCEMENT OF BENEFIT. In the event that a former Participant shall die after his Benefit Commencement Date but prior to the complete distribution of all amounts to which such Participant is entitled under the provisions of this ARTICLE EIGHT, the Participant's spouse or other designated Beneficiary shall be entitled to receive any remaining amounts to which the Participant would have been entitled had the Participant survived. The Plan Administrator may require and rely upon such proofs of death and the right of any spouse or Beneficiary to receive benefits pursuant to this
Section 8.3 as the Plan Administrator may reasonably determine, and its determination of death and the right of such spouse or Beneficiary to receive payment shall be binding and conclusive upon all persons whomsoever.

8.4.  OTHER SEPARATIONS FROM EMPLOYMENT.

      A Participant who separates from employment for any reason other than retirement, death or Disability shall be entitled to distribution of his vested interest in his accounts at the time and in the manner provided in Sections 8.7 and 8.8.

8.5.  HARDSHIP DISTRIBUTIONS.

      (a) GENERAL RULE. A Participant or former Participant may request that a distribution of amounts credited to his Employer Contributions Accounts be made on the basis of hardship. If the Participant is married at the time of his request for a distribution under this Section, the Participant's spouse must consent to the distribution in accordance with paragraph (g). A distribution pursuant to this Section shall not result in the forfeiture of any amounts from the Participant's accounts.

      (b) LIMITATION ON DISTRIBUTIONS. In no event shall a hardship distribution exceed the balance of the Participant's or former Participant's Employer Contributions Account, determined as of the Valuation Date immediately preceding the date of the distribution, less any amounts distributed from or charged to the Employer Contributions Account since such Valuation Date. The distribution may not exceed the lesser of the amount determined pursuant to the preceding sentence or the total Employer Contributions made on behalf of the Participant prior to the date of the withdrawal less any Employer Contributions previously withdrawn. The Plan Administrator may promulgate uniform rules regarding the effective date of any distribution, minimum amounts to be distributed and the frequency of distributions.

      (c) HARDSHIP DEFINED. A distribution may be made pursuant to this Section due to a "hardship" only if the Participant satisfies the Plan Administrator that the Participant has an immediate and heavy financial need and that the distribution is necessary in order to satisfy that need.

      (d) IMMEDIATE AND HEAVY FINANCIAL NEED. The following are the only expenses or circumstances that will be deemed to give rise to an immediate and heavy financial need for purposes of this Section:

           (1) Medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant's spouse, or any of the Participant's dependents (as defined in Section 152 of the Code);

           (2) The purchase (excluding mortgage payments) of a principal residence for the Participant; or

           (3) Payment of tuition and related educational expenses (including room and board) for the next twelve (12) months of post-secondary education for the Participant or the Participant's spouse, children or dependents; or

           (4) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on the Participant's principal residence; or

           (5) Any other circumstance or expense designated by the Commissioner of Internal Revenue as a deemed immediate and heavy financial need in any published revenue ruling, notice or other document of general applicability.

      (e) NECESSITY. A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant only if all of the following requirements are satisfied:

           (1) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant;

           (2) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer;

           (3) All plans sponsored by the Employer provide that the Participant's contributions (whether made on a pre-tax or after-tax basis) will be suspended for at least twelve (12) months after receipt of the distribution; and

           (4) All plans sponsored by the Employer provide that the Participant may not make elective pre-tax contributions for the calendar year immediately following the calendar year in which the hardship distribution is made in excess of the applicable limit in effect for such year under Section 402(g) of the Code less the amount of the Participant's pre-tax elective contributions for the calendar year in which the hardship distribution is made.

      (f) RESTRICTIONS ON FUTURE CONTRIBUTIONS. If a Participant receives a hardship distribution pursuant to this Section, the Participant's right to make Pre-Tax Contributions to this Plan pursuant to Section 4.1 shall be suspended for a period of twelve (12) months following the month in which the hardship distribution is made. The Participant may resume his Pre-Tax Contributions as of the Plan Entry Date next following the completion of said twelve (12) month period. In addition, the Participant's Pre-Tax Contributions to this Plan, plus his elective contributions to any other plan sponsored by the Employer, for the calendar year following the calendar year in which the hardship distribution is made may not exceed the difference between Seven Thousand Dollars ($7,000.00) (as adjusted for cost-of-living increases pursuant to Section 402(g) of the Code) for the calendar year following the distribution and the Participant's Pre-Tax contributions to this Plan, plus his elective contributions to any other plan sponsored by the Employer for the calendar year in which the distribution is made.

      (g) SPOUSAL CONSENT REQUIREMENTS. No married Participant shall be allowed to receive a distribution pursuant to this Section 8.5 if at the time of the distribution the sum of his total vested account balances plus any amounts previously withdrawn exceeds Three Thousand Five Hundred Dollars ($3,500.00) unless the Participant's spouse consents to the withdrawal. Such consent must be in writing and must be witnessed by a notary public or a designated representative of the Plan Administrator. In the consent, the spouse must consent to a single lump sum payment of the amount to be distributed, must acknowledge the effect of the distribution on the benefits ultimately payable from the Plan and must acknowledge the effect of the spouse's consent to the distribution. No spousal consent shall be required if the Plan Administrator determines, in its sole and absolute discretion, that the spouse cannot be located or other circumstances exist that preclude the Plan Administrator from obtaining such consent (as permitted under applicable regulations issued by the United States Treasury Department). Any spousal consent given or dispensed with pursuant to this Section will be valid with respect to the spouse who signs the consent or with respect to who, the consent requirement is waived by the Plan Administrator and any subsequent spouse. If the Participant's spouse fails to consent to the distribution, the amounts in the Participant's accounts will be held for distribution in accordance with the remaining provisions of this ARTICLE EIGHT unless the Participant's spouse later consents to a distribution pursuant to the provisions of this Section.

8.6.  IN-SERVICE DISTRIBUTIONS.

      (a) GENERAL RULE. A Participant age fifty-nine and one-half (59 and 1/2) or older may elect to receive a distribution of the entire balance of his Plan accounts. If the Participant is married at the time of his request for a distribution under this Section, the Participant's spouse must consent to the distribution in accordance with paragraph (d). Amounts distributed to the Participant pursuant to this Section may not be repaid to the Plan. The Plan Administrator may promulgate uniform rules regarding the effective date of any distribution pursuant to this Section and the procedures to be followed in requesting a distribution pursuant to this Section.

      (b) LIMITATIONS ON AMOUNT OF DISTRIBUTION. In no event shall a distribution exceed the entire balance of the Participant's Plan accounts, determined as of the Valuation Date immediately preceding the date of the distribution, less any amounts distributed from or charged to the Participant's accounts since such Valuation Date.

      (c) EFFECT OF ELECTION. A Participant who elects to receive a distribution pursuant to this Section 8.6 shall continue to participate in the Plan subsequent to his receipt of such distribution. Once a Participant has received a distribution under this Section, he shall not be eligible to receive any subsequent in-service distributions of his Plan accounts. Instead, amounts credited to the Participant's accounts subsequent to his receipt of a distribution pursuant to this Section shall be distributed in accordance with the remaining provisions of this ARTICLE EIGHT.

      (d) SPOUSAL CONSENT REQUIREMENTS. No married Participant shall be allowed to receive a distribution pursuant to this Section 8.6 if at the time of the distribution the sum of his total vested account balances plus any amounts previously withdrawn exceed Three Thousand Five Hundred Dollars ($3,500.00) unless the Participant's spouse consents to the distribution. Such consent must be in writing and must be witnessed by a notary public or a designated representative of the Plan Administrator. In the consent, the spouse must consent to a single lump sum payment of the amount to be distributed, must acknowledge the effect of the distribution on the benefits ultimately payable from the Plan, and must acknowledge the effect of the spouse's consent to the distribution. No spousal consent shall be required if the Plan Administrator determines, in its sole and absolute discretion, that the spouse cannot be located or other circumstances exist that preclude the Plan Administrator from obtaining such consent (as permitted under applicable regulations issued by the United States Treasury Department). Any spousal consent given or dispensed with pursuant to this Section will be valid with respect to the spouse who signs the consent or with respect to whom the consent requirement is waived by the Plan Administrator and any subsequent spouse. If the Participant's spouse fails to consent to the distribution of amounts allocated to the participant's Plan accounts, the amounts in the Participant's accounts will be held for distribution in accordance with the remaining provisions of this ARTICLE EIGHT unless the Participant's spouse later consents to a distribution pursuant to the provision of this Section.

8.7.  TIME OF DISTRIBUTION OF BENEFITS.

      (a) RETIREMENT. Subject to the requirements of paragraph (g) of this Section concerning the early commencement of distributions, payment to a Participant who is entitled to benefits under Section 8.1 normally shall commence within a reasonable time following the Participant's termination of employment; except that, at the election of the Participant, payment of benefits may be postponed until the next Valuation Date, at which time losses or earnings on the Trust Fund will be allocated to the Participant's accounts.

      (b) TERMINATION AND DISABILITY. Payment to a Participant who is entitled to benefits under Section 8.2 or Section 8.4 normally shall commence not later than the date on which the Participant shall attain his Normal Retirement Date. As a general rule, the Plan Administrator will begin distributions pursuant to Section 8.2 or Section 8.4 as soon as possible after the year-end Valuation Date next following the Participant's termination of employment. If the total amount distributable to the Participant from all of his accounts exceeds Three Thousand Five Hundred Dollars ($3,500.00), however, no distribution may be made prior to the Participant's Normal Retirement Date unless the Participant requests said distribution in writing.

      (c) DEATH AFTER COMMENCEMENT OF PAYMENTS. In the event of the death of a Participant after his Benefit Commencement Date but prior to the complete distribution to such Participant of the benefits payable to him under the Plan, any remaining benefits shall be distributed over a period that does not exceed the period over which distribution was to be made prior to the date of death of the Participant. Payments to the Beneficiaries entitled to payments pursuant to Section 8.3 shall commence as soon as possible following the death of the Participant.

      (d) DEATH PRIOR TO COMMENCEMENT OF BENEFITS. In the event of the death of the Participant prior to his Benefit Commencement Date, payments to the Participant's Beneficiaries shall commence as soon as possible following the Participant's death and must be paid in full by December 31 of the calendar year which includes the fifth (5th) anniversary of the date of the Participant's death, unless the surviving spouse or other designated beneficiary irrevocably elects to apply one of the following exceptions in a timely manner (as determined in accordance with regulations issued by the United States Treasury Department pursuant to Section 401(a)(9) of the Code):

           (1) PAYMENTS TO DESIGNATED BENEFICIARIES OTHER THAN SPOUSES. If the death benefit is payable to a "designated Beneficiary," the designated Beneficiary may elect that the death benefit be distributed in the form of an annuity over the life of the designated beneficiary, or in substantially equal monthly, quarterly or annual installments over a period not to exceed the Beneficiary's life expectancy (determined in accordance with Section 8.8(f)) as long as the distributions commence by December 31 of the calendar year following the year of the Participant's death or by such other date as may be specified in regulations issued by the United States Treasury Department. For purposes of this Section, a "designated Beneficiary" is any individual who has the right to receive a death benefit from this Plan regardless of whether the individual was specifically designated by the Participant. The term "designated Beneficiary" may also include the beneficiaries of any Trust that satisfies the requirements of regulations issued by the United States Treasury Department pursuant to Section 401(a)(9) of the Code.

           (2) PAYMENTS TO SPOUSES. If the Participant's surviving spouse is his sole Beneficiary, the surviving spouse may elect to postpone distributions until any date not later than the later of December 31 of the calendar year following the calendar year in which the Participant died or December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70-1/2). Distributions to the surviving spouse shall then be made in the form of an annuity over the life of the surviving spouse, or in substantially equal monthly, quarterly or annual installments over a period not to exceed the surviving spouse's life expectancy (determined in accordance with Section 8.8(f)). If the surviving spouse dies before the distributions begin, this paragraph (d) shall be applied as if the surviving spouse was the Participant.

Any elections made by a designated Beneficiary pursuant to this paragraph (d) and any distributions made pursuant to this paragraph (d) shall comply with regulations issued by the United States Treasury Department under Section 401(a)(9) of the Code, as they may be amended from time to time. In case of conflict, the provisions of the regulations shall control over the provisions of this Plan.

      (e) REQUIRED COMMENCEMENT OF PAYMENTS. In no event shall payment to a former Participant commence later than sixty (60) days after the last to occur of (1) the last day of the Plan Year in which the Participant attains the age of sixty-five (65) years, (2) the last day of the Plan Year in which the Participant separates from employment with the Employer, or (3) the tenth
(10th) anniversary of the last day of the Plan Year in which the Participant commenced participation in the Plan. In addition, payments must commence by April 1 of the calendar year following the calendar year in which the Participant attains the age of seventy and one-half (70-1/2) years, regardless of whether the Participant has retired, unless the Participant filed a written election with the Employer or the Plan Administrator on or before December 31, 1983, electing to postpone the receipt of his payments.
A written election by a Participant to postpone the receipt of payments will be given effect only if the election satisfies all of the applicable requirements specified by the Internal Revenue Service for elections made pursuant to Section 242(b) of the Tax Equity and Fiscal Responsibility Act of 1982. A Participant who attains the age of seventy and one-half (70-1/2) years prior to January 1, 1988, and who was not a "5-percent owner" within the meaning of Section 416(i)(1)(B)(i) of the Code during any Plan Year ending with or within the calendar year in which he reaches age sixty-six and one-half (66-1/2) or any subsequent year may elect to postpone the commencement of his benefits until his actual retirement. The election must be made in accordance with any procedures established for that purpose by the Plan Administrator and any applicable regulations, rulings, or procedures announced by the United States Treasury Department.

      (f) ELECTION TO POSTPONE PAYMENTS. Notwithstanding any provision hereof to the contrary, a former Participant may elect to postpone the commencement of his benefits to any date not later than the date specified in paragraph (e). In addition, a Beneficiary may elect to postpone the receipt of his benefits, subject to the requirements of paragraphs (c) and (d).

      (g)  CONSENT TO EARLY DISTRIBUTIONS.  Except as otherwise provided in
Section 8.8 concerning the payment of small amounts, no benefit payments may commence pursuant to the preceding provisions of this Section prior to the Participant's Normal Retirement Date unless the Participant requests the earlier commencement of payments in writing in a form acceptable to the Plan Administrator.

8.8.  METHOD OF DISTRIBUTION

      (a) STANDARD FORM OF PAYMENT. Subject to the Plan Administrator's right to direct payment of benefits in the form of a single lump-sum payment pursuant to paragraph (d) of this Section but despite any other provisions of this Plan to the contrary, a Participant who is married on his Benefit Commencement Date shall receive payment in the form of a lump-sum distribution, unless, not later than the Benefit Commencement Date, the Participant elects, in the manner described hereinafter, to receive payment in another form permitted by this Section.

      (b) OPTIONAL METHODS OF PAYMENT. Subject to the requirements of paragraph (a), distribution of benefits may be made by means of any one (1) or more of the following methods:

           (1)  LUMP SUM PAYMENT.  A single lump-sum payment.

           (2) INSTALLMENTS. By distribution in substantially equal monthly, quarterly, semiannual or annual installments over a fixed period selected by the Participant or Beneficiary that does not extend beyond the period determined pursuant to paragraph (c) below; the amount to be paid in installments shall be determined by dividing the value of the Participant's accounts as of the date the determination is being made by the number of payments to be made, and pending complete distribution of the Participant's accounts the Plan Administrator shall direct the Trustee to segregate and invest the sums attributable to his accounts in a segregated, fixed-income investment or investments not regularly susceptible to decline in market value, such as interest-bearing deposits with any Federally-insured institution, in which event the Plan Administrator and the Trustee shall have no other investment responsibility with regard to such sums during such period.

           (3) IN KIND DISTRIBUTIONS. Subject to all of the other requirements of this Section, including but not limited to paragraph (a), by assigning to the Participant or Beneficiary any insurance policies held on the Participant's life as an asset of the Trust Fund or any other asset held in the Trust Fund. If distributions are made "in kind," or partly in cash and partly "in kind," the fair market value of the assets distributed in kind, plus any accompanying cash distribution, shall be equivalent to the value of such distribution had it been made entirely in cash.

      (c) MINIMUM DISTRIBUTION AND INCIDENTAL BENEFIT REQUIREMENTS. The distribution of a Participant's interest must commence by the date determined pursuant to Section 8.7(c) (the "required beginning date"). Unless the Participant's entire interest is distributed to him by the required beginning date, the distributions must be made over the life of the Participant, over the life of the Participant and the Participant's designated Beneficiary, over a period certain not extending beyond the life expectancy of the Participant, or over a period certain not extending beyond the joint life and last survivor life expectancy of the Participant and the Participant's designated Beneficiary. In addition, all benefit payment options shall be structured so as to comply with the incidental benefit requirements of
Section 401(a)(9)(G) of the Code and any regulations issued pursuant thereto, which require, generally, that certain minimum amounts be distributed to a Participant during each calendar year, commencing with the calendar year in which the Participant's required beginning date falls, in order to assure that only "incidental" benefits are provided to a Participant's beneficiaries. The provision of this paragraph (c) shall control over any conflicting provisions of this Plan. In addition, all distributions made pursuant to the Plan shall comply with any regulations issued by the United States Treasury Department under Section 401(a)(9) of the Code, including any regulations issued pursuant to Section 401(a)(9)(G), and such regulations shall override and supersede any conflicting provisions of this Section or any other Section of this Plan.

      (d) DISTRIBUTION OF SMALL AMOUNTS. Notwithstanding any provision of this Plan to the contrary, the Plan Administrator, in its sole discretion, may direct payment of benefits in a single lump sum if the total amount distributable to the Participant from all of his accounts does not exceed Three Thousand Five Hundred Dollars ($3,500.00). No distribution may be made pursuant to the preceding sentence after the Benefit Commencement Date unless the Participant and the Participant's spouse, if any, (or where the Participant has died, his spouse alone) consent in writing to the distribution. All distributions pursuant to this paragraph must be made not later than the close of the second Plan Year following the Plan Year in which the Participant's employment is terminated.

      (e) AMOUNT OF DISTRIBUTION. For the purpose of determining the amount to be distributed to Participants and Beneficiaries, the Participant's accounts will be valued as of the Valuation Date preceding the date upon which distribution is to commence, and the accounts shall then be adjusted to reflect any contributions made by or on behalf of the Participant after such Valuation Date.

      (f) LIFE EXPECTANCIES. For purposes of this Plan, life expectancies shall be calculated by use of the expected return multiples specified in Tables V and VI of section 1.72-9 of the regulations issued by the United States Treasury Department, and in accordance with the rules and procedures specified in regulations issued under Section 401(a)(9) of the Code, as such Tables and regulations may be amended from time to time, or any Tables or regulations subsequently issued in replacement of said Tables or regulations. The life expectancy of a Participant and his spouse may be recalculated annually. The life expectancy of any other individual shall be calculated using the individual's attained age on his birthday in the relevant calendar year (as determined in accordance with the regulations issued pursuant to Section 401(a)(9) of the Code) and such individual's life expectancy during any later calendar year shall be the life expectancy as originally determined less the number of calendar years that have elapsed since the calendar year of the initial determination.

      (g) ADDITIONAL BENEFIT OPTIONS. The Plan Administrator may from time to time expand the available benefit options by the adoption of written administration procedures, which written procedures shall describe the additional optional methods of payment and any limitations on their availability. Once said procedures are adopted, the elimination or modification of the additional methods of payment described therein will be subject to the same rules and constraints that apply to the elimination or modification of the optional methods of payment specifically described in paragraph (b) above.

      (h) LIMITATION ON LUMP SUM PAYMENTS. The Plan Administrator may, in the exercise of its discretion, adopt rules and procedures pursuant to which any lump sum payments to which any Participant, spouse, or other Beneficiary may be entitled will be payable in up to five (5) equal annual installments pursuant to paragraph (b)(2). Such rules and procedures may not apply to lump sum payments of Three Thousand Five Hundred Dollars ($3,500.00) or less and may apply only to lump sum payments that exceed ten percent (10%) (or such greater percentage specified by the Plan Administrator) of the value of the Trust Fund as of the last day of the prior Plan Year. Any such rules or procedures adopted by the Plan Administrator shall be reduced to writing and shall be communicated to a Participant, spouse, or other Beneficiary at the time benefits become payable to the Participant or Beneficiary. The rules and procedures shall be mandatory and shall preclude the exercise of any discretion by the Plan Administrator, the Employer or the Trustee.

8.9.  DESIGNATION OF BENEFICIARY.

      Subject to Section 8.3, each Participant shall have the right to designate, on forms supplied by and delivered to the Plan Administrator, a Beneficiary or Beneficiaries to receive his benefits hereunder in the event of the Participant's death. As provided in Section 8.3, if the Participant is married when the Beneficiary designation is filed, the designation will be ineffective unless the Participant's spouse consents to the election.
Subject to the spousal consent requirements, each Participant may change his Beneficiary designation from time to time in the manner described above.
Upon receipt of such designation by the Plan Administrator, such designation or change of designation shall become effective as of the date of the notice, whether or not the Participant is living at the time the notice is received. There shall be no liability on the part of the Employer, the Plan Administrator or the Trustee with respect to any payment authorized by the Plan Administrator in accordance with the most recent valid Beneficiary designation of the Participant in its possession before receipt of a more recent and valid Beneficiary designation. If no designated Beneficiary is living when benefits become payable, or if there is no designated Beneficiary, the Beneficiary shall be the Participant's spouse; or if no spouse is then living, such Participant's issue, including any legally adopted child or children, in equal shares by right of representation; or if no such designated Beneficiary and no such spouse or issue, including any legally adopted child or children, is living upon the death of a Participant, or if all such persons die prior to the full distribution of such Participant's benefits, then the Beneficiary shall be the estate of the Participant.

8.10. PAYMENTS TO DISABLED.

      If a person entitled to any payment hereunder shall be under a legal disability, or in the sole judgment of the Plan Administrator shall otherwise be unable to apply such payment to his own interest and advantage, the Plan

Administrator in the exercise of its discretion may direct the Trustee to make any such payment in any one (1) or more of the following ways: (a) directly to such person, (b) to his legal guardian or conservator, or (c) to his spouse or to any person charged with the legal duty of his support, to be expended for his benefit. The decision of the Plan Administrator shall in each case be final and binding upon all persons in interest.

8.11. UNCLAIMED ACCOUNTS; NOTICE.

      Neither the Employer, the Plan Administrator nor the Trustee shall be obliged to search for, or ascertain the whereabouts of, any Participant or Beneficiary. The Plan Administrator, by certified or registered mail addressed to the Participant's or Beneficiary's last known address of record with the Plan Administrator or the Employer, shall notify any Participant or Beneficiary that he is entitled to a distribution under this Plan. In the event that the Participant or Beneficiary shall make no claim for benefits or shall fail to make his correct address known, the Plan Administrator may direct the Trustee to segregate the Participant's benefits in interest-bearing deposits with any Federally-insured institution, and the Plan Administrator and the Trustee shall have no other investment responsibility with regard to such benefits. After so segregating such benefits, the Plan Administrator shall notify the Social Security Administration of the Participant's (or Beneficiary's) failure to claim the distribution to which he is entitled. The Plan Administrator shall request the Social Security Administration to notify the Participant (or Beneficiary) in accordance with any procedures it has established for this purpose. The segregated deposits shall be entitled to all income they earn and shall bear all expense or loss they incur, and such deposits shall not be subject to adjustment pursuant to Section 6.3. Alternatively, in the event that the Participant or Beneficiary shall make no claim for benefits or shall fail to make his correct address known, after two (2) years the Plan Administrator may, in its sole discretion, cancel the Participant's Employer Contributions Account and reallocate amounts credited to the Employer Contributions Account as forfeitures. In the event that the former Participant (or Beneficiary) shall subsequently make a valid claim for benefits under the Plan, the Plan Administrator shall restore the Employer Contributions Account of the Participant, and the Employer shall make a special contribution in an amount equal to the Participant's account balance at the time of the cancellation of his account.

8.12. UNDERPAYMENT OR OVERPAYMENT OF BENEFITS.

      In the event that, through misstatement or computation error, benefits are underpaid or overpaid, there shall be no liability for any more than the correct benefit sums under the Plan. Overpayments may be deducted from future payments under the Plan, and underpayments may be added to future payments under the Plan. In lieu of receiving reduced benefits under the Plan, a Participant or beneficiary may elect to make a lump sum repayment of any overpayment.

8.13. TRANSFERS FROM THE PLAN.

      Upon receipt by the Plan Administrator of a written request from a Participant who has separated or is separating from the Employer and has not yet received distribution of his benefits under the Plan, the Plan Administrator may, in its sole discretion, direct the Trustee to transfer such Participant's vested interest in his accounts to the trustee or other administrative agent of another plan or trust or individual retirement account meeting the requirements for qualified plans or trusts or individual retirement accounts under the Code, which plan or trust or individual retirement account expressly provides for the receipt of such transferred amounts. The Trustee shall make such transfer within a reasonable time following receipt of such written direction by the Plan Administrator. The Employer, the Plan Administrator and the Trustee shall not be responsible for ascertaining whether the transferee plan, trust, or individual retirement account is qualified under the Code, and the written request of the Participant shall constitute a certification on the part of such Participant that the plan, trust, or individual retirement account is qualified and provides for such transfer.

8.14. ELIGIBLE ROLLOVER DISTRIBUTIONS.

      (a) GENERAL. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an "eligible rollover dis-tribution" paid directly to an "eligible retirement plan" specified by the "distributee" in a "direct rollover."

      (b)  DEFINITIONS.

           (1) "Eligible rollover distribution" -- An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

           (2) "Eligible retirement plan" -- An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the Surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

           (3) "Distributee" -- A distributee includes an employee or former employee. In addition, the employee's or former employee's Surviving Spouse and the employee's or former employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in
Section 414(p) of the Code, are distributees with regard to the interest of the Spouse or former Spouse.

           (4) "Direct rollover" -- A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                 ARTICLE NINE

                          INALIENABILITY OF BENEFITS

9.1.  NO ASSIGNMENT PERMITTED.

      (a) GENERAL PROHIBITION. No Participant or Beneficiary, and no creditor of a Participant or Beneficiary, shall have any right to assign, pledge, hypothecate, anticipate or in any way create a lien upon the Trust Fund. All payments to be made to Participants or their Beneficiaries shall be made only upon their personal receipt or endorsement, except as provided in Section 8.9, and no interest in the Trust Fund shall be subject to assignment or transfer or otherwise be alienable, either by voluntary or involuntary act or by operation of law or equity, or subject to attachment, execution, garnishment, sequestration, levy or other seizure under any legal, equitable or other process, or be liable in any way for the debts or defaults of Participants and Beneficiaries.

      (b) PERMITTED ARRANGEMENTS. This Section shall not preclude arrangements for the withholding of taxes from benefit payments, arrangements for the recovery of benefit overpayments, arrangements for the transfer of benefit rights to another plan, or arrangements for direct deposit of benefit payments to an account in a bank, savings and loan association or credit union (provided that such arrangement is not part of an arrangement constituting an assignment or alienation). A Participant may also grant the Trustee a security interest in his accounts as collateral for the repayment of a loan to the Participant pursuant to and in accordance with Section 13.1. Additionally, this Section shall not preclude arrangements for the distribution of the benefits of a Participant or Beneficiary pursuant to the terms and provisions of a Qualified Domestic Relations Order in accordance with the following provisions of this ARTICLE NINE.

9.2.  QUALIFIED DOMESTIC RELATIONS ORDERS.

      A Qualified Domestic Relations Order is an order described in Section 401(a)(13) and Section 414(p) of the Code and Section 206(d)(3) of the Act that permits distribution of benefits in a distribution mode provided under the Plan, does not require payment of increased benefits and does not require payment of benefits allocated to a different alternate payee under a prior Qualified Domestic Relations Order.

9.3.  PROCESSING QUALIFIED DOMESTIC RELATIONS ORDERS.

      (a) NOTICE. All decisions and determinations with respect to a domestic relations order, including whether such order is a Qualified Domestic Relations Order within the meaning of Section 401(a)(13) and Section 414(p) of the Code and Section 206(d)(3) of the Act, shall be made by the Plan Administrator within a reasonable time following its receipt of such order and in accordance with such uniform and nondiscriminatory rules and procedures as may be adopted by the Plan Administrator. Upon receipt of a domestic relations order, the Plan Administrator shall notify the Participant or Beneficiary whose benefits may be affected by such order of its receipt of such order. The Plan Administrator shall also advise the Participant or Beneficiary and the alternate payee named in the order of its rules and procedures relating to the determination of the qualified status of such order.

      (b) RETENTION OF PAYMENTS. If payment of benefits to the Participant or Beneficiary has commenced at the time a domestic relations order is received by the Plan Administrator or benefits become payable after receipt of such order, the Plan Administrator shall direct the Trustee to segregate and hold the amounts which would be payable to the alternate payee under the order if such order is ultimately determined to be a Qualified Domestic Relations Order. If the Plan Administrator determines that the order is a Qualified Domestic Relations Order within eighteen (18) months of the segregation of benefits payable to the alternate payee under such order, the Plan Administrator shall direct the Trustee to pay the segregated amounts (plus any earnings thereon) as well as such future amounts as may be specified in such order to the alternate payee. If the Plan Administrator determines that the order is not a Qualified Domestic Relations Order or is unable to determine whether such order is a Qualified Domestic Relations Order within the eighteen (18) month period following the segregation of benefits, the Plan Administrator shall direct the Trustee to pay the segregated amounts (plus any earnings thereon) to the Participant or Beneficiary. A determination by the Plan Administrator after the close of such eighteen (18) month period that the order is a Qualified Domestic Relations Order shall be applied prospectively. All determinations of the Plan Administrator hereunder with respect to the status of an order as a Qualified Domestic Relations Order shall be binding and conclusive on all interested parties, subject to the provisions of Section 10.4.


                                  ARTICLE TEN

                                ADMINISTRATION

10.1.  PLAN ADMINISTRATOR.

       The Employer shall be the Plan Administrator, but it may delegate its duties as such to a committee appointed in accordance with Section 10.5.

10.2.  ALLOCATION OF FIDUCIARY RESPONSIBILITY.

       The Plan Administrator is the named fiduciary with respect to the administration of the Plan. It shall not be responsible for any fiduciary functions or other duties assigned to the Trustee pursuant to this Plan or the Trust Agreement.

10.3.  POWERS OF THE PLAN ADMINISTRATOR.

      (a) GENERAL POWERS. The Plan Administrator shall have the power and discretion to perform the administrative duties described in this Plan or required for proper administration of the Plan and shall have all powers necessary to enable it to properly carry out such duties. Without limiting the generality of the foregoing, the Plan Administrator shall have the power and discretion to construe and interpret this Plan, to hear and resolve claims relating to this Plan, and to decide all questions and disputes arising under this Plan. The Plan Administrator shall determine, in its discretion, the eligibility of employees to participate in the Plan, to determine the service credited to the Employees, the status and rights of a Participant, and the identity of the Beneficiary or Beneficiaries entitled to receive any benefits payable hereunder on account of the death of a Participant.

      (b) BENEFIT PAYMENTS. Except as is otherwise provided hereunder, the Plan Administrator shall determine the manner and time of payment of benefits under this Plan. All benefit disbursements by the Trustee shall be made upon the instructions of the Plan Administrator.

      (c) DECISIONS FINAL. The decision of the Plan Administrator upon all matters within the scope of its authority shall be binding and conclusive upon all persons.

      (d) REPORTING AND DISCLOSURE. The Plan Administrator shall file all reports and forms lawfully required to be filed by the Plan Administrator with any governmental agency or department, federal or state, and shall distribute any forms, reports, statements or plan descriptions lawfully required to be distributed to Participants and others by any governmental agency or department, federal or state.

      (e) INVESTMENT. The Plan Administrator shall keep itself advised with respect to the investment of the Trust Fund and shall report to the Employer regarding the investment and reinvestment of the Trust Fund not less frequently than annually. The Plan Administrator shall have power to direct specific investments of the Trust Fund only where such power is expressly conferred by this Plan and only to the extent described in this Plan. All other investment duties shall be the responsibility of the Trustee.

10.4.  CLAIMS.

      (a) FILING OF CLAIM. A Participant or Beneficiary entitled to benefits need not file a written claim to receive benefits. If an Employee, Participant, Beneficiary or any other person is dissatisfied with the determination of his benefits, eligibility, participation or any other right or interest under this Plan, such person may file a written statement setting forth the basis of the claim with the Plan Administrator in a manner prescribed by the Plan Administrator. In connection with the determination of a claim, or in connection with review of a denied claim, the claimant may examine this Plan and any other pertinent documents generally available to Participants relating to the claim and may submit comments in writing.

      (b) NOTICE OF DECISION. A written notice of the disposition of any such claim shall be furnished to the claimant within thirty (30) days after the claim is filed with the Plan Administrator, provided that the Plan Administrator may have an additional period to decide the claim if it advises the claimant in writing of the need for an extension and the date on which it expects to decide the claim. The notice of disposition of a claim shall refer, if appropriate, to pertinent provisions of this Plan, shall set forth in writing the reasons for denial of the claim if the claim is denied (including references to any pertinent provisions of this Plan), and where appropriate shall explain how the claimant can perfect the claim.

      (c) REVIEW. If the claim is denied, in whole or in part, the claimant shall also be notified in writing that a review procedure is available. Thereafter, within ninety (90) days after receiving the written notice of the Plan Administrator's disposition of the claim, the claimant may request in writing, and shall be entitled to, a review meeting with the Plan Administrator to present reasons why the claim should be allowed. The claimant shall be entitled to be represented by counsel at the review meeting. The claimant also may submit a written statement of his claim and the reasons for granting the claim. Such statement may be submitted in addition to, or in lieu of, the review meeting with the Plan Administrator.

The Plan Administrator shall have the right to request of and receive from a claimant such additional information, documents or other evidence as the Plan Administrator may reasonably require. If the claimant does not request a review meeting within ninety (90) days after receiving written notice of the Plan Administrator's disposition of the claim, the claimant shall be deemed to have accepted the Plan Administrator's written disposition, unless the claimant shall have been physically or mentally incapacitated so as to be unable to request review within the ninety (90) day period.

      (d) DECISION FOLLOWING REVIEW. A decision on review shall be rendered in writing by the Plan Administrator ordinarily not later than sixty (60) days after review, and a written copy of such decision shall be delivered to the claimant. If special circumstances require an extension of the ordinary period, the Plan Administrator shall so notify the claimant. In any event, if a claim is not determined within one hundred twenty (120) days after submission for review, it shall be deemed to be denied.

      (e) DECISIONS FINAL; PROCEDURES MANDATORY. To the extent permitted by law, a decision on review by the Plan Administrator shall be binding and conclusive upon all persons whomsoever. To the extent permitted by law, completion of the claims procedures described in this Section shall be a mandatory precondition that must be complied with prior to commencement of a legal or equitable action in connection with the Plan by a person claiming rights under the Plan or by another person claiming rights through such a person. The Plan Administrator may, in its sole discretion, waive these procedures as a mandatory precondition to such an action.

10.5.  CREATION OF COMMITTEE.

       The Employer may appoint a committee to perform its duties as Plan Administrator by the adoption of appropriate Board resolutions. The committee shall consist of at least two (2) members, and they shall hold office during the pleasure of the Board. The committee members shall serve without compensation but shall be reimbursed for all expenses by the Employer. The committee shall conduct itself in accordance with the provisions of this ARTICLE TEN. The members of the committee may resign with thirty (30) days notice in writing to the Employer and may be removed immediately at any time by written notice from the Employer.

10.6.  CHAIRMAN AND SECRETARY.

       The committee shall elect a chairman from among its members and shall select a secretary who is not required to be a member of the committee and who may be authorized to execute any document or documents on behalf of the committee. The secretary of the committee or his designee shall record all acts and determinations of the committee and shall preserve and retain custody of all such records, together with such other documents as may be necessary for the administration of this Plan or as may be required by law.

10.7.  APPOINTMENT OF AGENTS.

       The committee may appoint such other agents, who need not be members of the committee, as it may deem necessary for the effective performance of its duties, whether ministerial or discretionary, as the committee may deem expedient or appropriate. The compensation of any agents who are not Employees of the Employer shall be fixed by the committee within any limitations set by the Board.

10.8.  MAJORITY VOTE AND EXECUTION OF INSTRUMENTS.

       In all matters, questions and decisions, the action of the committee shall be determined by a majority vote of its members. They may meet informally or take any ordinary action without the necessity of meeting as a group. All instruments executed by the committee shall be executed by a majority of its members or by any member of the committee designated to act on its behalf.

10.9.  ALLOCATION OF RESPONSIBILITIES AMONG COMMITTEE MEMBERS.

       The committee may allocate responsibilities among its members or designate other persons to act on its behalf. Any allocation or designation, however, must be set forth in writing and must be retained in the permanent records of the committee.

10.10. CONFLICT OF INTEREST.

       No member of the committee who is a Participant shall take any part in any action in connection with his participation as an individual. Such action shall be voted or decided by the remaining members of the committee.

10.11. OTHER FIDUCIARY CAPACITIES.

       The members of the committee may also serve in any other fiduciary capacity, and, specifically, all or some members of the committee may serve as Trustee. Notwithstanding any other provision of this Plan, if and so long as any two (2) members of the committee also serve as Trustee, any provision of this Plan or the Trust Agreement which requires a direction, certification, notification, or other communication from the Plan Administrator to the Trustee shall be inapplicable. If and so long as any two (2) members of the committee also serve as Trustee, any action taken by either the committee or the Trustee shall be deemed to be taken by the appropriate party.


                                ARTICLE ELEVEN

                            SCOPE OF RESPONSIBILITY

11.1. SCOPE OF RESPONSIBILITY.

      (a) GENERAL. The Employer, the Plan Administrator, the investment manager and the Trustee shall perform the duties respectively assigned to them under this Plan and the Trust Agreement and shall not be responsible for performing duties assigned to others under the terms and provisions of this Plan or the Trust Agreement. No inference of approval or disapproval is to be made from the inaction of any party described above or the employee or agent of any of them with regard to the action of any other such party. Persons, organizations or corporations acting in a position of any fiduciary responsibility with respect to the Plan or the Trust Fund may serve in more than one fiduciary capacity.

      (b) ADVISORS. The Employer, the Plan Administrator and the Trustee shall have authority to employ advisors, legal counsel, accountants and investment managers in connection with the administration of the Trust Fund, as set forth in the Trust Agreement. To the extent permitted by applicable law, the Employer, the Plan Administrator and the Trustee shall not be liable for complying with the directions of any advisors, legal counsel, accountants or investment managers appointed pursuant to this Plan or the Trust Agreement.

      (c) INDEMNIFICATION. To the extent permitted by law, the Employer shall and does hereby jointly and severally indemnify and agree to hold harmless its employees, officers and directors who serve in fiduciary capacities with respect to the Plan and the Trust Agreement from all loss, damage, or liability, joint or several, including payment of expenses in connection with defense against any such claim, for their acts, omissions and conduct, and for the acts, omissions and conduct of their duly appointed agents, which acts, omissions, or conduct constitute or are alleged to constitute a breach of such individual's fiduciary or other responsibilities under the Act or any other law, except for those acts, omissions, or conduct resulting from his own willful misconduct, willful failure to act, or gross negligence; provided, however, that if any party would otherwise be entitled to indemnification hereunder in respect of any liability and such party shall be insured against loss as a result of such liability by any insurance contract or contracts, such party shall be entitled to indemnification hereunder only to the extent by which the amount of such liability shall exceed the amount thereof payable under such insurance contract or contracts.

      (d) INSURANCE. The Employer may obtain insurance covering itself and others for breaches of fiduciary obligations under this Plan or the Trust Agreement to the extent permitted by law, and nothing in the Plan or the Trust Agreement shall restrict the right of any person to obtain such insurance for himself in connection with the performance of his duties under this Plan or the Trust Agreement. No bond shall be required of the Trustee unless required by law notwithstanding this provision. The Trustee, the Plan Administrator and the Employer do not in any way guarantee the Trust Fund from loss or depreciation. The Employer does not guarantee the payment of any money which may be or become due to any person from the Trust Fund, and the liability of the Plan Administrator and the Trustee to make any payment hereunder at any and all times will be limited to the then available assets of the Trust Fund.

11.2. BONDING.

      The Employer shall procure bonds for every "bondable fiduciary" in an amount not less than ten percent (10%) of the amount of funds handled and in no event less than One Thousand Dollars ($1,000.00), except the Employer shall not be required to procure such bonds if the person is exempted from the bonding requirement by law or regulation or if the Secretary of Labor exempts the Trust from the bonding requirements. The bonds shall conform to the requirements of the Act and regulations thereunder. For purposes of this Section, the term "bondable fiduciary" shall mean any person who handles funds or other property of the Trust Fund.

11.3. PROHIBITION AGAINST CERTAIN PERSONS HOLDING POSITIONS.

      No person who has been convicted of a felony shall be permitted to serve as a fiduciary, officer, trustee, custodian, counsel, agent, or employee of this Plan, or as a consultant to this Plan unless permitted under the Act and regulations thereunder. The Plan Administrator shall ascertain to the extent practical that no violation of this Section occurs. In any event, no person knowingly shall permit any other person to serve in any capacity which would violate this Section.

                                ARTICLE TWELVE

                       AMENDMENT, MERGER AND TERMINATION

12.1. AMENDMENT.

      The Employer (through its Board of Directors) shall have the right at any time, by an instrument in writing duly executed, acknowledged and delivered to the Plan Administrator and the Trustee, to modify, alter or amend this Plan, in whole or in part, prospectively or retroactively; provided, however, that the duties and liabilities of the Plan Administrator and the Trustee hereunder shall not be substantially increased without their written consent; and provided further that the amendment shall not reduce any Participant's interest in the Plan, calculated as of the date on which the amendment is adopted. If the Plan is amended by the Board after it is adopted by an Affiliate, unless otherwise expressly provided, it shall be treated as so amended by such Affiliate without the necessity of any action on the part of the Affiliate.

12.2. PLAN MERGER OR CONSOLIDATION.

      Subject to the restrictions noted in this Section, the Employer reserves the right to merge or consolidate this Plan with any other plan or to direct the Trustee to transfer the assets held in the Trust Fund and/or the liabilities of this Plan to any other plan or to accept a transfer of assets and liabilities from any other plan. In the event of the merger or consolidation of this Plan and the Trust Fund with any other plan, or a transfer of assets or liabilities to or from the Trust Fund to or from any other such plan, then each Participant shall be entitled to a benefit immediately after such merger, consolidation or transfer (determined as if the plan was then terminated) that is equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation or transfer (if this Plan had then terminated).

12.3. MERGER OR CONSOLIDATION OF EMPLOYER.

      The Plan shall not be automatically terminated by the Employer's acquisition by or merger into any other employer, but the Plan shall be continued after such acquisition or merger if the successor employer elects and agrees to continue the Plan and to become a party to the Trust Agreement. All rights to amend, modify, suspend, or terminate the Plan shall be transferred to the successor employer, effective as of the date of the merger.

12.4. TERMINATION OF PLAN OR DISCONTINUANCE OF CONTRIBUTIONS.

      (a) COMPLETE TERMINATION OR DISCONTINUANCE. It is the expectation of the Employer that this Plan and the payment of contributions hereunder will be continued indefinitely. However, continuance of the Plan is not assumed as a contractual obligation of the Employer, and the right is reserved at any time to terminate this Plan or to reduce, temporarily suspend or discontinue contributions hereunder. In the event the Board decides that it is impossible or inadvisable for the Employer to make its contributions as herein provided, the Board shall have the power to terminate this Plan or its contributions by appropriate resolution. A certified copy of such resolution or resolutions shall be delivered to the Trustee. In such event or in the event the Employer shall discontinue contributions without the delivery to the Trustee of such a resolution, then after the date specified in such resolution, or after the date of such discontinuance of contributions, the balance credited to the Employer Contributions Account of each Participant shall be fully vested and nonforfeitable.

      (b) LIQUIDATION OF TRUST FUND. In the event of termination of the Plan or discontinuance of contributions, the Plan Administrator shall either promptly direct the Trustee to liquidate and distribute all assets remaining in the Trust Fund to Participants in accordance with Section 8.7 as though their employment with the Employer had terminated or shall direct the Trustee to continue the Plan, in which event benefits shall be distributed at the times and in the manner specified in ARTICLE EIGHT. Upon the liquidation of all assets of the Trust Fund, the Plan Administrator, after deducting all costs and expenses of liquidation and distribution, shall make the allocations required under Section 6.3 where applicable, with the same effect as though the date of completion of liquidation were a Valuation Date. No distributions shall be made after termination of the Plan or discontinuance of Employer Contributions until a reasonable time after the Employer has received from the United States Treasury Department a determination under the provisions of the Code as to the effect of such termination or discontinuance upon the qualification of the Plan. In the event such determination is unfavorable, then prior to making any distributions hereunder, the Trustee shall pay any Federal or state income taxes due because of the income of the Trust Fund and shall then distribute the balance in the manner above provided. The Employer may, by written notice delivered to the Trustee, waive the Employer's right hereunder to apply for such a determination, and if no application for determination shall have been made within sixty (60) days after the date specified in the terminating resolution or after the date of discontinuance of contributions, the Employer shall be deemed to have waived such right.

      (c) PARTIAL TERMINATION. If the Plan is terminated or contributions are discontinued with respect to a group or class of Participants, then after the date of partial termination or partial discontinuance of contributions, the balances credited to the Employer Contributions Accounts of all Participants affected by such partial termination or partial discontinuance of contributions shall become fully vested and nonforfeitable and the accounts of such Participants either shall be distributed or held pending the subsequent termination of employment of such Participants, as provided in paragraph (b) above.

12.5. LIMITATION OF EMPLOYER LIABILITY.

      The adoption of this Plan is strictly a voluntary undertaking on the part of the Employer and shall not be deemed to constitute a contract between the Employer and any Employee or Participant or to be consideration for, an inducement to, or a condition of the employment of any Employee. A Participant, Employee, or Beneficiary shall not have any right to retirement or other benefits except to the extent provided herein.


                               ARTICLE THIRTEEN

                                     LOANS

13.1. GENERAL RULE.

      The Plan Administrator is authorized but is not required to direct the Trustee to make a loan or loans to a Participant as a segregated investment of the Participant's accounts. Such loans shall be available to all Participants on a nondiscriminatory basis, except that the Trustee may discriminate on the basis of credit worthiness; provided, however, that loans may be granted only for purposes specified in Section 8.5(d). The Plan Administrator shall not direct the Trustee to make loans to Highly Compensated Employees in amounts which, when expressed as a percentage of the Participant's vested interest in his accounts, are greater than those available to other Participants; provided, however, that the Plan Administrator may adopt a rule precluding loans of less than One Thousand Dollars ($1,000.00). A Participant shall not be entitled to receive more than one (1) loan during any Plan Year, and only one loan may be outstanding for a Participant at any time.

13.2. SPOUSAL CONSENT REQUIRED.

      No loan will be made to any married Participant unless the Participant's spouse consents to the loan. The spouse's consent must be in writing, must acknowledge the effect of the loan on the benefits ultimately payable from the Plan and the effect of the spouse's consent to the loan, and must be witnessed by a notary public or a designated representative of the Plan Administrator. The consent must be filed with the Plan Administrator within the ninety (90) day period ending on the date on which the loan is made. A spouse may not consent to Participant loans generally but rather may consent only to loans of specific amounts to be made at specified times and on specified terms and conditions. If the amount of the loan or the terms and conditions under which the loan will be made are later changed, a new consent will be required. A new consent will be required each time a Participant borrows money from the Plan. No spousal consent shall be required if the Plan Administrator determines, in its sole and absolute discretion, that the spouse cannot be located or other circumstances exist that preclude the Participant from obtaining such consent (as permitted under applicable regulations issued by the United States Treasury Department). For purposes of this Section, the renewal of a loan shall be treated as a new loan and spousal consent shall be required.

13.3. AMOUNT OF LOAN; SECURITY.

      (a) AMOUNT. The total outstanding loans from the Trust Fund to any Participant at any time shall not exceed the Participant's vested interest in his accounts, determined as of the most recent Valuation Date for the Plan. Any loan which is made pursuant to Section 13.1 shall be treated as a taxable distribution to the extent that it causes the outstanding balance at any time of all loans from all "employee pension benefit plans" (as defined in the Act) of the Employer and its Affiliates that are intended to "qualify" under
Section 401(a) of the Act to exceed fifty percent (50%) of the present value of the Participant's nonforfeitable accrued benefit under all such plans; provided that such maximum shall not be less than Ten Thousand Dollars ($10,000.00), nor more than Fifty Thousand Dollars ($50,000.00) with such Fifty Thousand Dollar ($50,000.00) limitation to be reduced by the highest outstanding loan balance during the twelve (12) month period preceding the date on which a loan is made. The Plan Administrator may, in the exercise of its discretion, prohibit the making of any loan that would be treated as a taxable distribution.

      (b) SECURITY. The loan shall be evidenced by the Participant's promissory note and shall be secured by an assignment of the Participant's vested interest in all of his accounts (other than his Pre-Tax Contributions Account) and such additional collateral as the Trustee shall deem necessary, provided that in no event shall the loan be secured by an assignment of more than fifty percent (50%) of the Participant's vested (non-forfeitable) interest in his accounts. In determining whether a pledge of additional collateral is necessary, the Trustee shall consider the Participant's credit worthiness and the impact on the Plan in the event of a default under the loan prior to the Participant's Benefit Commencement Date.

13.4. TERMS OF LOAN.

      (a) INTEREST RATE. All loans shall bear interest at a rate determined by the Trustee which shall provide the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for similar loans. Subject to the foregoing, the terms of any loan shall be arrived at by mutual agreement between the Trustee and the Participant pursuant to a uniform, nondiscriminatory policy.

      (b) REPAYMENT PERIOD. All loans shall be repayable in monthly or quarterly installments over a period not exceeding five (5) years, except that the term may exceed five (5) years (but shall not exceed fifteen (15) years or such shorter period set by the Plan Administrator) if the Participant establishes to the satisfaction of the Plan Administrator, in its sole discretion, that the proceeds of the loan will be used, within a reasonable time after the funds are disbursed, to acquire or construct the Participant's principal residence. The repayment period may not extend beyond the Participant's Normal Retirement Date.

      (c) COSTS. Any costs incurred by the Trustee to establish, process or collect the loan shall be charged directly and solely to the Participant and will be subtracted from the loan proceeds unless other mutually agreeable arrangements are made by the Trustee and the Participant.

13.5. DEFAULT.

      In the event that the Participant does not repay such loan or loans and the interest thereon in a timely fashion, the Trustee may exercise every creditor's right at law or equity available to the Trustee. The Trustee may not, however, deduct or offset the payments in default or the unpaid outstanding balance of the loan from or against the Participant's Employer Contributions Account until such time as the account becomes payable pursuant to the other provisions of this Plan. When payments become due hereunder, the Trustee may deduct the total amount of the loan then outstanding, together with any interest then due and owing, from any payment or distribution (including any payment due to the Participant's surviving spouse pursuant to Section 8.3) to which such Participant or his Beneficiary or Beneficiaries may become entitled. Loan instruments may provide for acceleration of payment of any unpaid balance in the event of a Participant's termination of employment prior to repayment of the loan.


                               ARTICLE FOURTEEN

                   PARTICIPANT DIRECTED INDIVIDUAL ACCOUNTS

14.1. PARTICIPANT DIRECTED INDIVIDUAL ACCOUNTS.

      This Plan is intended to constitute a Participant directed individual account plan under Section 404(c) of the Act. As such, Participants shall be provided the opportunity to exercise control over all of the assets in their accounts under the Plan and to choose from a broad range of investment alternatives.

14.2. EMPLOYEE SELECTED INVESTMENT FUNDS.

      (a) ESTABLISHMENT OF INVESTMENT FUNDS. The Plan Administrator, pursuant to uniform and nondiscriminatory rules, shall establish three (3) or more Investment Funds in accordance with the terms and provisions of this ARTICLE FOURTEEN. In establishing Investment Funds, the Committee shall select investment alternatives which provide each Participant with a broad range of investment alternatives in accordance with Department of Labor Regulation Section 2550.404c-1(b)(3). The available Investment Funds may be changed or supplemented from time to time by action of the Plan Administrator.

      (b) PARTICIPANT SELECTION. Each Participant shall designate, on a form supplied by the Plan Administrator, signed by the Participant and delivered to the Plan Administrator, the Investment Funds established pursuant to paragraph (a), above, in which amounts held in his Pre-Tax Contributions Account, Employer Contributions Account, After-Tax Contributions Account, and Rollover Account, if any, are to be invested. The Trustee, in its discretion, shall administer the portion of the Participant's accounts for which the Participant has not issued any investment directions in accordance with this Plan and the Trust Agreement. The written investment directive of a Participant shall be effective until another directive is received by the Trustee.

14.3. EXERCISE OF CONTROL.

      (a) INVESTMENT DIRECTION. Each Participant may direct that all of the amounts attributable to his accounts or to an account shall be invested in a single Investment Fund or may direct fractional (percentage) increments of his accounts to be invested in such Investment Fund or Funds as he shall desire in accordance with uniform procedures promulgated by the Plan Administrator. Each Participant, in accordance with such rules, may change his investment directions to provide for the investment of existing account balances or future contributions among the various Investment Funds in such increments, or all to any one (1) of them, as the Participant shall elect on a form provided by the Plan Administrator, signed by the Participant and delivered to the Plan Administrator. The Plan Administrator shall provide Participants the opportunity to receive written confirmation of any such investment direction. The Trustee and Plan Administrator shall be obligated to comply with such instruction except as provided in paragraph (d) below. The Plan Administrator shall promulgate uniform and nondiscriminatory rules constituting the investment direction policy under the Plan which shall be communicated to Participants regarding:

           (1) The frequency of change of investment direction of current account balances among Investment Funds;

           (2) The frequency of change of investment direction of future contributions among Investment Funds;

           (3) The effective dates of instructions regarding investment directions and changes of investment directions;

           (4) The fractional (percentage) limitations, if any, in which current account balances may be invested and/or transferred between Investment Funds;

           (5) The fractional (percentage) limitations, if any, in which future contributions are to be invested between Investment Funds; and

           (6) The periods within which direction must be given if it is to be effective for a particular period.

Procedures with regard to any one (1) or more Investment Funds may vary to reflect the variable or contrasting characteristics of a particular investment alternative, provided that Participants are given the opportunity to give investment instructions with respect to each investment alternative available under the Plan with a frequency which is appropriate in light of the market volatility to which the investment alternative may reasonably be expected to be subject and that any restrictions on the frequency of investment instructions are in accordance with Department of Labor Regulation
Section 2550.404c-1(b)(2)(ii)(C).

      (b) REQUIRED INFORMATION. The Plan Administrator shall provide each Participant with the opportunity to obtain sufficient information to make informed decisions with regard to investment alternatives available under the Plan, and incidents of ownership appurtenant to such investments. The Plan Administrator shall promulgate and distribute to Participants an explanation that the Plan is intended to comply with Section 404(c) of the Act and any relief from fiduciary liability resulting therefrom, a description of investment alternatives available under the Plan, an explanation of the circumstances under which Participants may give investment instructions and any limitations thereon, along with all other information and explanations required under Department of Labor Regulation Section 2550.404c-1(b)(2)(B)(1). In addition, the Plan Administrator shall provide information to Participants upon request as required by Department of Labor Regulation Section 2550.404c-1(b)(2)(B)(2). Neither the Employer, the Committee, the Plan Administrator, the Trustee, nor any other individual associated with the Plan or the Employer shall give investment advice to Participants with respect to Plan investments. The providing of information pursuant to this ARTICLE FOURTEEN shall not in any way be deemed to be the providing of investment advice, and shall in no way obligate the Employer, the Plan Administrator, the Trustee or any other individual associated with the Plan or the Employer to provide any investment advice.

      (c) TRANSACTION COSTS. The Plan Administrator, pursuant to uniform and nondiscriminatory rules, may charge each Participant's accounts for the reasonable expenses of carrying out investment instructions directly related to such account, provided that each Participant is periodically (not less than quarterly) informed of such actual expenses incurred with respect to his or her respective accounts.

      (d) IMPERMISSIBLE INVESTMENT INSTRUCTION. The Plan Administrator shall decline to implement any Participant instructions if: (1) the instruction is inconsistent with any provisions of the Plan or Trust Agreement; (2) the instruction is inconsistent with any investment direction policies adopted by the Plan Administrator from time to time; (3) implementing the instruction would not afford a Plan fiduciary protection under Section 404(c) of the Act; (4) implementing the instruction would result in a prohibited transaction under Section 406 of the Act or Section 4975 of the Code; (5) implementing the instruction would result in taxable income to the Plan; (6) implementing the instruction would jeopardize the Plan's tax qualified status; or (7) implementing the instruction could result in a loss in excess of a Participant's account balance. The Plan Administrator, pursuant to uniform and nondiscriminatory rules, may promulgate additional limitations on investment instruction consistent with
Section 404(c) of the Act from time to time.

      (e) INDEPENDENT EXERCISE. A Participant shall be given the opportunity to make independent investment directions. No Plan fiduciary shall subject any Participant to improper influence with respect to any investment decisions, and nor shall any Plan fiduciary conceal any non-public facts regarding a Participant's Plan investment unless disclosure is prohibited by law. Plan fiduciaries shall remain completely neutral in all regards with respect to Participant investment direction. A Plan fiduciary may not accept investment instructions from a Participant known to be legally incompetent, and any transactions with a fiduciary, otherwise permitted under this ARTICLE FOURTEEN and the uniform and nondiscriminatory rules regarding investment direction promulgated by the Plan Administrator, shall be fair and reasonable to the Participant in accordance with Department of Labor Regulation Section 404c-1(c)(3).

14.4. ADJUSTMENT OF ACCOUNTS.

      Adjustments pursuant to Section 6.3 shall be made on a separate Fund basis. Gains and income or losses attributable to each Investment Fund shall be allocable strictly to the Investment Fund and accounts invested therein and shall be invested without distinction between principal and income. Each Investment Fund shall be invested in accordance with the provisions of the Plan and the Trust Agreement.

14.5. LIMITATION OF LIABILITY AND RESPONSIBILITY.

      The Trustee, the Plan Administrator and the Employer shall not be liable for acting in accordance with the directions of a Participant pursuant to this ARTICLE FOURTEEN or for failing to act in the absence of any such direction. The Trustee, the Plan Administrator and the Employer shall not be responsible for any loss resulting from any direction made by a Participant and shall have no duty to review any direction made by a Participant. The Trustee shall have no obligation to consult with any Participant regarding the propriety or advisability of any selection made by the Participant.

14.6. FORMER PARTICIPANTS AND BENEFICIARIES.

      For purposes of this ARTICLE FOURTEEN, the term "Participant" shall be deemed to include former Participants and the Beneficiaries of any deceased Participants.

14.7. VOTING, TENDER OR SIMILAR RIGHTS.

      The Trustee, in its discretion, shall vote all proxies relating to the exercise of voting, tender or similar rights which are incidental to the ownership of any asset which is held in any Investment Fund.


                                ARTICLE FIFTEEN

                              GENERAL PROVISIONS

15.1. LIMITATION ON PARTICIPANTS' RIGHTS.

      Participation in the Plan shall not give any Employee the right to be retained in the Employer's employ or any right or interest in the Trust Fund other than as herein provided. The Employer reserves the right to dismiss any Employee without any liability for any claim either against the Trust Fund, except to the extent herein provided, or against the Employer.

15.2. EXCLUSIVE BENEFIT.

      Except as otherwise provided herein or in the Trust Agreement, it shall be impossible for any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries, except that payment of taxes and administration expenses may be made from the Trust Fund as provided in the Trust Agreement.

15.3. UNIFORM ADMINISTRATION.

      Whenever in the administration of the Plan any action is required by the Plan Administrator, such action shall be uniform in nature as applied to all persons similarly situated and no such action shall be taken which will discriminate in favor of Highly Compensated Employees.

15.4. HEIRS AND SUCCESSORS.

      All of the provisions of this Plan shall be binding upon all persons who shall be entitled to any benefits hereunder, and their heirs and legal representatives.

15.5. ASSUMPTION OF QUALIFICATION.

      Unless and until advised to the contrary, the Trustee may assume that the Plan is a qualified plan under the provisions of the Code relating to such plans, and that the Trust Fund is entitled to exemption from income tax under such provisions.

15.6. EFFECT OF AMENDMENT.

      This Plan is not a new plan succeeding the Plan as constituted prior to the Effective Date, but is an amendment and restatement of the Plan as so constituted. The amount, right to and form of any benefits under this Plan, if any, of each person who is an Employee after the Effective Date, or the persons who are claiming through such an Employee, shall be determined under this Plan. The amount, right to and form of benefits, if any, of each person who separated from employment with the Employer prior to the Effective Date, or of persons who are claiming benefits through such a former Employee, shall be determined in accordance with the provisions of the Plan in effect on the date of termination of his employment, except as may be otherwise expressly provided under this Plan, unless he shall again become an Employee after the Effective Date.

15.7. INSURANCE PROHIBITED.

      The Trustee may not purchase insurance on the life of any Plan
Participant.


      IN WITNESS WHEREOF, the Employer has caused this Plan to be executed by
its duly authorized representative on this       day of              , 1995.


APOLLO GROUP, INC.



By
           "Employer"